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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

ETHAN ALLEN INTERIORS INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
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☐	Fee computed on table below per Exchange Act Rules 14a6(i-)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount Previously Paid:
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ETHAN ALLEN

2020 PROXY STATEMENT

AND NOTICE OF ANNUAL MEETING

THURSDAY, NOVEMBER 12, 2020 10:00 A.M. EST

ONLINE AT WWW.VIRTUALSHAREHOLDERMEETING.COM/ETH2020

25 Lake Avenue Ext.
Danbury, CT 06811-5286

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Thursday, November 12, 2020
10:00 A.M. (Eastern Time)
Online at www.virtualshareholdermeeting.com/ETH2020

To our Stockholders:

                You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the "Annual Meeting") of Ethan Allen Interiors Inc. (the "Company") at 10:00 A.M. (Eastern Time) on Thursday, November 12, 2020. The Annual Meeting will be conducted as a virtual meeting via live webcast at www.virtualshareholdermeeting.com/ETH2020.

                You may attend the meeting virtually and submit questions electronically during the meeting by visiting the virtual meeting platform at www.virtualshareholdermeeting.com/ETH2020. You will need the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on the proxy card, or in the instructions that accompanied the proxy materials to enter the Annual Meeting. If you encounter any difficulties accessing the virtual meeting at check-in or during the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page. You may log into the virtual meeting platform beginning at 9:45 A.M. Eastern Time on November 12, 2020.

                The purpose of the Annual Meeting is to act upon the following matters:

Proposal 1.	to elect seven directors to serve until the 2021 Annual Meeting of Stockholders;
Proposal 2.	to approve by a non-binding advisory vote, our named executive officer compensation;
Proposal 3.	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2021 fiscal year; and

                to transact such other business as may properly come before the meeting.

                Stockholders of record at the close of business on September 16, 2020 will be entitled to vote at the Annual Meeting and any adjournments thereof. Your vote is important, and we urge you to read the proxy statement carefully and to vote as promptly as possible in accordance with the Board of Directors' recommendations. You should vote by the deadlines specified in the proxy statement, and may do so via the Internet, by telephone or by signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided. If you vote in advance you may still decide to attend the virtual annual meeting of stockholders and vote your shares during the meeting. Further information about how to register for and attend the virtual Annual Meeting online, vote your shares online during the meeting and submit questions online during the meeting is included in the accompanying Proxy Statement. For instructions on how to vote your shares, please refer to the attached Proxy Statement or proxy card. These proxy materials are first being made available on October 2, 2020.

                On behalf of the Board of Directors, the officers and employees of the Company, I would like to take this opportunity to thank our stockholders for their continued support of Ethan Allen. We hope you can attend the virtual Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Eric D. Koster
 Corporate Secretary
October 2, 2020

Proxy Voting

Please vote as soon as possible using one of the following methods:

Internet www.proxyvote.com	By Phone 1-800-690-6903	By Mail Completing, dating, signing and returning your proxy card

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on November 12, 2020:

The 2020 Annual Report and Notice & Proxy Statement are available at www.proxyvote.com

i

ii

25 Lake Avenue Ext. Danbury, CT 06811-5286

PROXY STATEMENT
FOR 2020 ANNUAL MEETING OF STOCKHOLDERS
Thursday, November 12, 2020
10:00 A.M. (Eastern Time)

Online at www.virtualshareholdermeeting.com/ETH2020

October 2, 2020

PROXY STATEMENT

                This proxy statement (the "Proxy Statement") and the accompanying proxy or voting instruction card are furnished in connection with the solicitation of proxies by the Board of Directors of Ethan Allen Interiors Inc., a Delaware corporation for use at the 2020 Annual Meeting of Stockholders (the "Annual Meeting").

                The Annual Meeting will be held at 10:00 A.M. Eastern Time on Thursday, November 12, 2020. The meeting will be conducted as a virtual meeting over the Internet. Stockholders may attend the meeting virtually and submit questions electronically during the meeting via live webcast by visiting the virtual meeting platform at www.virtualshareholdermeeting.com/ETH2020. Stockholders will need the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on the proxy card, or in the instructions that accompanied the proxy materials to enter the Annual Meeting. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting at check-in or during the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page. Stockholders may log into the virtual meeting platform beginning at 9:45 A.M. Eastern Time on November 12, 2020. The meeting will begin promptly at 10:00 A.M. Eastern Time on November 12, 2020. If we determine to make any change to the date, time or procedures of our Annual Meeting, we will announce such changes in advance on our website https://ir.ethanallen.com.

                The Board of Directors of the Company is soliciting proxies from stockholders in order to provide every stockholder an opportunity to vote on all matters submitted to a vote of stockholders at the Annual Meeting. A proxy authorizes a person other than a stockholder, called the "proxyholder," to cast the votes that the stockholder would be entitled to cast at the Annual Meeting. It is expected that this Proxy Statement and the accompanying proxy or voting instruction card will be first mailed or delivered to our stockholders beginning on October 2, 2020.

                When used in this Proxy Statement, "we," "us," "our," "Ethan Allen" or the "Company" refers to Ethan Allen and its subsidiaries collectively or, if the context so requires, Ethan Allen individually.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on November 12, 2020:

The 2020 Annual Report and Notice & Proxy Statement are available at www.proxyvote.com

PROXY SUMMARY

Proposals and Voting Recommendations

                Stockholders are being asked to vote on the following matters at the 2020 Annual Meeting:

Our Board's Recommendation
ITEM 1. Election of Directors
The Board and the Corporate Governance & Nominations Committee believe that the seven director nominees possess the necessary qualifications and experiences to provide quality advice and counsel to the Company's management and effectively oversee the business and the long-term interests of stockholders.	FOR each Director Nominee

ITEM 2. Advisory Vote to Approve Executive Compensation
The Company seeks a non-binding advisory vote to approve the compensation of its Named Executive Officers as described in the Compensation Discussion and Analysis and the Compensation Tables in this Proxy Statement. Although the vote is non-binding, the Board values stockholders' opinions, and the Compensation Committee will take into account the outcome of the advisory vote when making future executive compensation decisions. This advisory vote will serve as an additional tool to guide the Board and the Compensation Committee in continuing to improve the alignment of the Company's executive compensation program with the interests of Ethan Allen and its stockholders and is consistent with our commitment to high standards of corporate governance and stockholder engagement.	FOR

ITEM 3. Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm
The Audit Committee and the Board believe that the retention of KPMG LLP to serve as the independent registered public accounting firm for the 2021 fiscal year is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee's selection of KPMG LLP as its independent registered public accounting firm.	FOR

                The Board believes that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its stockholders and to enhance the creation of long-term stockholder value. The Board has adopted Corporate Governance Guidelines that support and reflect this belief, strengthen Board and management accountability, and comply with the requirements of the New York Stock Exchange (the "NYSE").

GOVERNANCE HIGHLIGHTS

Board Practices
✓
Lead Independent Director, elected by independent directors

✓
Annual election of all directors with majority voting standard

✓
Director term and tenure limits

✓
Strategy and risk oversight by full Board and committees

✓
Independent executive sessions at every Board meeting

✓
Regular Board, committee and director evaluations

✓
Independent Audit, Compensation and Governance & Nominations Committees

✓
Refreshed Board; independent director average tenure 6 years

✓
Robust director nominee selection process

Stockholder Matters
✓
Long-standing active stockholder engagement

✓
Annual advisory vote on executive compensation

✓
Stockholder proxy access

✓
Stockholder right to call special meetings

✓
No poison pill in place

✓
Robust stockholder outreach

Other Best Practices
✓
Long-standing commitment to environmental stewardship

✓
Long-standing commitment to social responsibility

✓
Published Corporate Governance Guidelines

✓
Stock Ownership Guidelines for directors and executives

✓
Prohibit our directors and executive officers from hedging or pledging the Company's stock

BOARD OF DIRECTORS

                Ethan Allen Interiors Inc. is a vertically integrated interior design and home furnishings company, serving consumers around the world. To effectively manage our enterprise requires a strong governance foundation, as well as leadership with an understanding of the diverse needs of our consumers and associates. The composition of the Board reflects an appropriate mix of skill sets, experience, and qualifications that are relevant to the business and governance of the Company. Each individual director epitomizes the Company's Leadership Principles, possesses the highest ethics and integrity, and demonstrates ongoing commitment to representing the long-term interests of the Company's stockholders. Each director possesses individual experiences that provide practical wisdom and foster mature judgment in the boardroom. Collectively, the directors bring business, international, government, technology, marketing, retail operations, and other experiences that are relevant to the Company's vertical operations. The Board has general oversight responsibility for the Company's affairs and is deeply involved in the Company's strategic planning process, leadership development, succession planning, and oversight of risk management. In exercising its fiduciary duties, the Board represents and acts on behalf of the Company's stockholders and is committed to strong corporate governance, as reflected through its policies and practices.

BOARD INDEPENDENCE

                The Board determined that James B. Carlson, John J. Dooner, Jr., Domenick J. Esposito, Mary Garrett, James W. Schmotter and Tara I. Stacom (six nominees for the Board) are independent directors within the meaning of the listing standards of the NYSE. The Board determined that these director nominees not only met all "bright-line" criteria under the NYSE rules, but also that, based on all known relevant facts and circumstances applicable to each individual director, there did not exist any relationship that would compromise the independence of these directors. In order to be considered independent, a director must be free of any relationship that, applying the rules of the NYSE, would preclude a finding of independence and not have any material relationship (either directly or as a partner, stockholder or officer of an organization) with us or any of our affiliates or any of our executive officers or any of our affiliates' executive officers.

Snapshot of our 2020 Independent Director Nominees

BOARD LEADERSHIP STRUCTURE

                The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide independent oversight of management. The Board believes that, given the dynamic and competitive environment in which we operate, the optimal Board leadership structure may vary as circumstances warrant.

                At present, the Board has chosen to continue combining the two roles of Chairman and Chief Executive Officer. The Board believes that the best interests of the Company are served by Mr. Kathwari serving in both roles taking account of his unique long-standing tenure with, and investment in, the Company and also the Board's utilization of a strong Lead Independent Director. The Board believes that this governance structure provides the basis for clear, efficient executive authority in the Company, especially considering the Company's flat management structure, while balancing appropriate oversight by the Board.

Lead Independent Director

                Our Corporate Governance Guidelines provide that if the Chairman is not an independent director, the Board shall select a Lead Independent Director from among the members of the Board who are determined by the Board to be independent. The selection of the Lead Independent Director occurs at the annual planning meeting of the Board. The Lead Independent Director has such clearly delineated duties and responsibilities as set forth in our Corporate Governance Guidelines. While the Board has chosen to continue combining the two roles of Chairman and Chief Executive Officer, it believes that a suitably empowered Lead Independent Director who is expressly authorized to exert de facto control of the Company by asserting independent leadership of the Board, further promotes the Board's independence from management. The Board formally designated Dr. James W. Schmotter, an independent, non-executive director, as its Lead Independent Director through the Annual Meeting. He organizes and chairs meetings of the independent directors and organizes, facilitates and communicates observations of the independent directors to the Chief Executive Officer, although each director is free to communicate directly with the Chief Executive Officer. The duties and responsibilities of our Lead Independent Director are set forth in our Corporate Governance Guidelines and include, among others:

  •
  presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the non-management or independent directors;

  •
  serving as liaison between the Chairman and the independent directors, as needed;

  •
  having the authority to call meetings of the independent directors;

  •
  if requested by a major stockholder, ensuring that he or she is available for consultation and direct communication; and

  •
  performing such other duties as the Board may from time to time delegate to assist the Board in the fulfillment of its duties.

STOCKHOLDER OUTREACH & COMMUNICATION WITH DIRECTORS

                During fiscal 2020, the Company engaged in extensive investor relations outreach efforts whereby members of senior management routinely met with investors to review Company strategies, financial and operating performance, capital allocation priorities, and near-term outlook. Stockholders or interested parties may communicate with the Chairman, the Lead Independent Director, the full Board, any Board committee, individual committee members or individual directors by sending communications to the Office of the Secretary, Ethan Allen Interiors Inc., 25 Lake Avenue Ext., Danbury, Connecticut 06811-5286 for forwarding to the appropriate director(s). Please specify to whom your correspondence should be directed and the nature of your interest in the Company. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company's internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

                The Secretary shall review any such correspondence and forward to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees thereof or that the Secretary otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Typically, the Secretary would not forward to the Board communications of a personal nature or not related to the duties and responsibilities of the Board, including junk mail, mass mailings, advertisements, magazines, solicitations, job inquiries, opinion surveys or polls.

                Additional investor information is available at https://ir.ethanallen.com. Stockholders may also electronically submit their communications to the following e-mail address: ETHBoard@ethanallen.com.

BOARD OF DIRECTORS ROLE IN RISK OVERSIGHT

                While risk management is primarily the responsibility of our management, the Board provides overall risk oversight focusing on the most significant enterprise risks. The Board oversees an enterprise-wide approach to risk management, designed to identify risk areas and provide oversight of the Company's risk management, to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and to enhance stockholder value. A fundamental part of the Board's risk management is to understand the risks the Company faces and what steps management is taking to mitigate those risks. The Board participates in discussions with management concerning the Company's overall level of risk, the Company's business strategy and organizational objectives which are all integral components of its assessment of management's tolerance for risk.

                The Company has implemented a Company-wide enterprise risk management process to identify and assess the major risks and develop strategies for controlling, mitigating and monitoring such risks. As part of this process, information is gathered throughout the Company to identify and prioritize major risks. The identified risks and risk mitigation strategies are validated with management and discussed with the Audit Committee on an ongoing basis.

                The Audit Committee reviews our risk management programs and regularly reports on these items to the full Board. Our Internal Audit group is responsible for monitoring the enterprise risk management process and in that role reports directly to the Audit Committee. Other members of senior management who have responsibility for designing and implementing various aspects of our risk management process also regularly meet with the Audit Committee. The Audit Committee discusses financial and operational risks with our Chief Executive Officer and Chief Financial Officer and receives reports from other members of senior management regarding identified risks.

                The Compensation Committee is responsible for overseeing any risks relating to our compensation policies and practices. Specifically, the Compensation Committee oversees the design of incentive compensation arrangements of our executive officers to implement our pay-for-performance philosophy without encouraging or rewarding excessive or inappropriate risk-taking by our executive officers.

                Finally, cybersecurity is a critical part of risk management for the Company. The Board appreciates the rapidly evolving nature of threats presented by cybersecurity incidents and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on the Company. With respect to cybersecurity, the Board receives regular reports from management, including updates on the internal and external cybersecurity threat landscape, incident response, assessment and training activities, and relevant legislative, regulatory, and technical developments.

                Our management regularly conducts additional reviews of risks, as needed, or as requested by the Board or the Audit Committee.

CORPORATE RESPONSIBILITY

                Sustainability practices are a fundamental part of our Company's operations. We believe that our sustainability, environmental and social values are intrinsic to our long-standing authentic American name and brand. Our Board, along with our clients, investors, employees and other stakeholders, understand that a modern approach to running our Company must be aligned with a commitment to sustainability. We believe that integrating our social and environmental values into our business generates long-term value for our business, our stockholders and the global community at large. In addition to our overall dedication to ethical and accountable business practices, our corporate social responsibility commitments include the areas of environmental sustainability and community connections. We believe that these commitments create value for our stockholders and help position us to continuously improve business performance. Our strategy focuses our efforts on those areas most significant to our business, including health and safety, environmental stewardship, community and stakeholder engagement, human rights, and transparency. As part of our commitment, the Board and its committees are actively engaged in overseeing our sustainability practices and to ensure focus on these topics starts from the top. The Board oversees policies, positions and systems for environment, health, safety and social responsibility, compliance and risk management. The Company's Corporate Responsibility Report is available at https://ir.ethanallen.com/corporate-governance/responsibility. The information provided on the Company's website is referenced in this Proxy Statement for information purposes only. Neither the information on the Company's website, nor the information in the Company's Corporate Responsibility Report, shall be deemed to be a part of or incorporated by reference into this Proxy Statement or any other filings we make with the SEC.

Environmental Impact and Community

                The Carbon Footprint Calculator is the core tool that Ethan Allen uses across every location, from Design Centers to manufacturing plants to our Corporate headquarters, to record and analyze environmental data. It is based on the United States Environmental Protection Agency's Waste Reduction Model (WARM), which was designed to help businesses quantify how smarter materials use, recycling, and other activities affect greenhouse gas emissions, create energy savings, and impact economic activities.

                We have updated the calculator several times over the past decade to reflect a better understanding of our environmental profile: how our company's unique mix of air emissions and waste products add carbon and other greenhouse gases to our atmosphere. For example, to measure CO2e (carbon dioxide equivalent), we multiply the emissions of six greenhouse gases, plus other fuel emissions (such as emissions from the type of fuel our local electrical supplier uses to generate power) by each compound's global warming potential (GWP), or carbon factor.

                Environmental measures the Company has taken include the expanded use of responsibly harvested Appalachian hardwoods, water-based finishes, organic cotton textiles, and recycled materials. In addition, the Company uses only CertiPUR-US® certified foams in its mattresses and custom upholstery.

                Every facility at Ethan Allen has its own environmental goals, targets, and responsibilities related to emissions, waste disposal, and electricity and water usage. A designee at each location records the data in the Carbon Footprint Calculator and submits it quarterly. The data is then reviewed annually by Ethan Allen's corporate Environmental, Health and Safety (EH&S) team, who compare it to data from the appropriate baseline year to measure our progress toward environmental goals.

Electricity

                To reduce the amount of electricity we use to heat our workspaces and dry our lumber, the wood-fired boilers in our plants use scrap wood to make steam. At some locations, we also use that same steam to cogenerate the electricity, heat, and air pressure needed to run our production equipment. We also use energy-efficient lighting, and we have implemented coordinated startups of our heavy equipment to reduce peak electrical demand. We reduced electrical usage by 7% or 2.6 million kilowatt-hours compared to our 2010 baseline year.

Water

                To control and reduce water use, we have installed low-flow restroom fixtures in our facilities. We also use flow restrictors to limit water use in certain operations. Logs for example, must be kept moist until milled to prevent cracks or splits; flow restrictors ensure logs are sprinkled with just the right amount of water. Additionally, steam leak surveys have helped us reduce the escape of steam into the air, further reducing water waste. We decreased our water usage by 33% or 11.9 million gallons compared to our 2010 baseline year.

Greenhouse Gas (GHG) Emissions

                To meet our carbon footprint reduction goals, we continually review and investigate ways to reduce our carbon dioxide emissions in our operations. We set annual carbon footprint reduction goals for our domestic manufacturing division, based on data compiled from each manufacturing facility. We reduced CO2 emissions by 25% or 10.5 million pounds compared to our 2010 baseline year.

Recycling

                Recycling is embraced by our management and employees alike and implemented through corporate initiatives and grassroots efforts. All locations work to minimize landfill waste, and our operations focus on recycling paper, glass, cardboard, plastics, and metals. Our goal is to reuse and recycle materials, including glass, paper, metal, plastic, foams, and textiles, as much as we can. We increased recycling by almost 60,000 pounds of materials and reduced our landfill waste disposal by over 1 million pounds compared to our 2010 baseline year.

Social Responsibility

                Ethan Allen's Manufacturing Code of Conduct is the standard against which Ethan Allen, in partnership with independent auditors, measures vendor compliance related to ethical business practices and the fair treatment of workers. We are committed to working with and educating our supplier network as a way of improving labor conditions worldwide. Our business partners are also subject to our Manufacturing Code of Conduct.

                To assess vendor compliance at individual production facilities, Ethan Allen partners with industry-recognized third-party auditing companies known for their professionalism, consistency, and credibility. These vendors, including Bureau Veritas and Elevate Limited, have conducted over 100 labor compliance audits in eleven countries on our behalf in the past five years.

                Independent auditors also offer continuing education opportunities, in the vendor's country and in the vendor's own language. These include the following:

  •
  yearly seminars, conducted by training staff from the third-party company in the vendor's own language; and

  •
  additional compliance training for factory managers that explains the need for transparency, capacity building, and improvement in their labor compliance systems.

                The Company's goal is to obtain 100% compliance. As it works to meet that goal, the Company consistently addresses the root causes of noncompliance within each facility. Our teams also attend labor compliance seminars and meetings, where they collaborate across international and industry lines to address labor compliance topics throughout the global supply chain.

                The Company also offers a wide variety of career opportunities and paths to advancement through on-the-job coaching, training, and education. We are proud to be a company where an associate can start in an entry-level position and turn it into a successful career.

COMMITTEE CHARTERS, CODE OF CONDUCT AND CORPORATE GOVERNANCE GUIDELINES

                The Company's Code of Business Conduct and Ethics (the "Code of Conduct"), Corporate Governance Guidelines, Foreign Corrupt Practices Act Policy and the charters of its Audit Committee, Compensation Committee and Corporate Governance & Nominations Committee are available on the Company's website at https://ir.ethanallen.com/corporate-governance/governance-documents. You may also request printed copies of these documents, free of charge, by sending a written request to our Corporate Secretary at Ethan Allen Interiors Inc., 25 Lake Avenue Ext., Danbury, CT 06811-5286.

                The Board has approved a set of Corporate Governance Guidelines in accordance with rules of the NYSE. These Corporate Governance Guidelines set forth the key policies relating to corporate governance, including director qualification standards, director responsibilities and director compensation. The Corporate Governance Guidelines cover, among other things, the duties and responsibilities of and independence standards applicable to our directors. The Corporate Governance Guidelines also cover the Board's role in overseeing executive compensation, compensation and expenses of non-management directors, communications between stockholders and directors, and Board committee structures and assignments.

                Our Code of Conduct was adopted to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; promote full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company; promote compliance with applicable governmental laws, rules and regulations; promote the protection of Company assets, including corporate opportunities and confidential information;

promote fair dealing practices; deter wrongdoing; and ensure accountability for adherence to the provisions of the Code. It prohibits any employee, officer and director taking unfair advantage of any clients, suppliers, competitors or other officers and employees through manipulation, concealment, abuse of privileged information or misrepresentation of material facts. It imposes an express duty to act in the best interests of the Company and to avoid influences, interests or relationships that could give rise to an actual or apparent conflict of interest. Further, it also prohibits directors, officers and employees from taking for themselves personally, opportunities that properly belong to the Company or are discovered through the use of corporate property, information or one's position; using corporate property, information or position for personal gain; and competing directly or indirectly with the Company. This Code of Conduct may be amended, modified or waived by the Board of Directors. Waivers of the Code of Conduct must be explicit. Any waiver of the Code of Conduct for directors or executive officers may only be made by the Board or the Corporate Governance & Nominations Committee. We will disclose any future amendments to, or waivers from, provisions of the Code of Conduct affecting our executive officers or directors on our website within four business days, as may be required under applicable SEC and NYSE rules. We granted no waivers under our Code in fiscal 2020. With respect to any person other than any executive officer or director, waivers may be granted by the General Counsel.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

                During fiscal 2020, the Board of Directors met in person or by telephone conference five times, including the meeting in connection with the 2019 Annual Meeting of Stockholders. Independent directors also met five times in executive session without management present. The Lead Independent Director, currently Dr. James W. Schmotter, chaired the executive sessions.

                All directors are expected to attend all regularly scheduled and special Board meetings, independent director meetings and committee meetings, as appropriate. The Board realizes that scheduling conflicts may arise from time to time which prevent a director from attending a particular meeting. However, it is the Board's explicit policy that each director shall give priority to his or her obligations to the Company. All directors who then held office attended the 2019 Annual Meeting of Stockholders. In fiscal year 2020, there was 100% attendance by each director at each of the five Board meetings, and for directors serving on such committees, there was 100% attendance at the seven regularly scheduled Audit Committee meetings, four regularly scheduled Compensation Committee meetings, and four regularly scheduled Corporate Governance & Nominations Committee meetings. As set forth in our Corporate Governance Guidelines, the Company's policy is to expect the resignation of any director who is absent from more than 25% of regularly scheduled Board meetings or committee meetings in a fiscal year.

                The Board has established three standing committees: the Audit Committee; the Compensation Committee; and the Corporate Governance & Nominations Committee. Committee memberships of each director nominee is set forth below:

Name	Audit Committee	Corporate Governance & Nominations Committee	Compensation Committee	Lead Independent Director

James B. Carlson	Member		Chairperson

John J. Dooner, Jr.		Chairperson	Member

Domenick J. Esposito	Chairperson		Member

Mary Garrett	Member

Dr. James W. Schmotter	Member	Member		✓

Tara I. Stacom		Member

                Additionally, the Board determined that each of the members of the standing committees is (i) independent within the meaning of the listings standards of the NYSE, including the additional requirements applicable to members of the audit and compensation committees, as applicable, (ii) non-employee directors (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act")) and (iii) outside directors (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")).

Audit Committee

                The Audit Committee operates under a written charter, which was adopted by the Board. Pursuant to its charter, on behalf of the Board, the Audit Committee oversees the Company's consolidated financial statements, independent auditors, financial statement audits, financial reporting process, system of internal accounting and financial controls, and internal audit function. In so doing, the Committee seeks to maintain free and open communication between the Committee and the Company's independent registered public accounting firm, the internal auditors and management. The Audit Committee is also responsible for review and approval of any related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. The responsibilities and activities of the Audit Committee are further described in "Audit Committee Report" and the Audit Committee charter.

                Each of the current members of the Audit Committee is an independent director within the meaning of the applicable rules and regulations of the U.S. Securities and Exchange Commission (the "SEC") and the NYSE, including the additional independence requirements applicable to members of audit committees. The Board has determined that each member of the Audit Committee is financially literate within the meaning of the NYSE listing standards and that each of the four members of the Audit Committee qualifies as an "audit committee financial expert" as defined under Item 407(d)(5)(ii) of SEC Regulation S-K. The Audit Committee meets a minimum of four times each fiscal year and holds such additional meetings as it deems necessary to perform its responsibilities. The Audit Committee met in person or by telephone conference seven times during fiscal 2020. A report of the Audit Committee is set forth elsewhere in this Proxy Statement.

Compensation Committee

                The Compensation Committee determines our compensation policies and the level and forms of compensation provided to our Board members and executive officers, as discussed more fully under "Compensation Discussion and Analysis". In addition, the Compensation Committee reviews and approves stock-based compensation for our directors, officers and employees, and oversees the administration of our Stock Incentive Plan. Additionally, the Compensation Committee approves the "Compensation Discussion and Analysis" with respect to compensation of the Company's Named Executive Officers in accordance with applicable rules of the SEC. The Compensation Committee is authorized to retain and terminate compensation consultants, legal counsel or other advisors to the Committee and to approve the engagement of any such consultant, counsel or advisor, to the extent it deems necessary or appropriate after specifically analyzing the independence of any such consultant retained by the Committee.

                Each of the current members of the Compensation Committee is an independent director within the meaning of the applicable NYSE rules, including the additional independence requirements applicable to members of compensation committees. The Compensation Committee meets a minimum of two times a year and holds such additional meetings as it deems necessary to perform its responsibilities. The Compensation Committee held four meetings and individual Compensation Committee members communicated, when necessary, by telephone or video conference during fiscal 2020. A report of the Compensation Committee is set forth elsewhere in this Proxy Statement.

Corporate Governance & Nominations Committee

                The duties of the Corporate Governance & Nominations Committee include, but are not limited to, the duty to: (i) develop qualification criteria for the members of the Board and nominate or recommend to the Board individuals to serve on the Board; (ii) review, annually, the qualifications of each member of the Board; (iii) review and monitor the Company's corporate governance policies and guidelines, including the Company's trading policy for its directors and executive officers; and (iv) make an annual assessment of the Board's performance and report to the Board.

                The Corporate Governance & Nominations Committee follows the procedure concerning nominations or consideration of director candidates recommended by stockholders set forth in our Amended and Restated By-Laws (the "By-Laws"). The By-Laws of the Company permit stockholders, as of the Record Date, to nominate director candidates at the Annual Meeting, subject to certain notification requirements. Our By-Laws permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials up to the greater of two directors or 20% of our Board. Stockholders and nominees must satisfy the requirements set forth in the By-Laws in connection with such nominations. We believe that this By-law provision provides meaningful, effective and accessible proxy access rights to our stockholders, and balances those benefits against the risk of misuse or abuse by stockholders with special interests that are not shared by all or a significant percentage of our stockholders. See "How do I submit a proposal or nominate a director candidate for the 2021 annual meeting of stockholders?" under "Questions and Answers" for information on how to submit a proposal or nominate a director.

                Each of the current members of the Corporate Governance & Nominations Committee is an independent director within the meaning of the listing standards of the NYSE. The Corporate Governance & Nominations Committee meets a minimum of two times a year and holds such additional meetings as it deems necessary to perform its responsibilities. The Corporate Governance & Nominations Committee held four meetings and individual Corporate Governance & Nominations Committee members communicated, when necessary, by telephone or video conference during fiscal 2020.

                The Corporate Governance & Nominations Committee seeks candidates who demonstrate a willingness and ability to prepare for, attend and participate in all Board and committee meetings and whose experience and skill would complement the then existing mix of directors. Among the criteria used to evaluate nominees for the Board is diversity of viewpoints, background and experience, including diversity of race, gender, ethnicity, age and cultural background. The Board believes that such diversity provides varied perspectives which promote active and constructive dialogue among Board members and between the Board and management, resulting in more effective oversight. The Board believes this diversity is amply demonstrated in the varied backgrounds, experience, qualifications and skills of the current and proposed members of the Board. We are proud that one-third of our independent director nominees are women. In the

Board's executive sessions and in annual performance evaluations conducted by the Board and its committees, the Board from time to time considers whether the members of the Board reflect such diversity and whether such diversity contributes to a constructive and collegial environment.

                The Corporate Governance & Nominations Committee gathers suggestions as to individuals who may be available to meet the Board's future needs from a variety of sources, such as past and present directors, stockholders, colleagues and other parties with which a member of the Corporate Governance & Nominations Committee or the Board has had business dealings and undertakes a preliminary review of the individuals suggested. Candidates recommended by stockholders will be considered in the same manner as other candidates. At such times as the Corporate Governance & Nominations Committee determines that a relatively near-term need exists and the Corporate Governance & Nominations Committee believes that an individual's qualities and skills would complement the then existing mix of directors, the Corporate Governance & Nominations Committee or its Chair will contact the individual. The Chair will, after such contact, discuss the individual with the Corporate Governance & Nominations Committee. Based on the Corporate Governance & Nominations Committee's evaluation of potential nominees and the Company's needs, the Corporate Governance & Nominations Committee determines whether to nominate the individual for election as a director. While the Corporate Governance & Nominations Committee has not, in the past, engaged any third-party firm or consultant to identify or evaluate nominees, in accordance with its charter, may do so in the future.

                The Corporate Governance & Nominations Committee unanimously recommended the nominees named in this Proxy Statement as the individuals with the experience, industry knowledge, integrity, ability to devote time and energy, and commitment to the interests of all stockholders best qualified to execute our strategic plan and create value for all of our stockholders.

PROPOSAL 1: ELECTION OF DIRECTORS

                At the Annual Meeting, each of the seven nominees described below will stand for re-election to serve as directors until the 2021 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The seven nominees were nominated by the Board in accordance with recommendations by our Corporate Governance & Nominations Committee. Each nominee has consented to being named in this Proxy Statement as a nominee for election as a director and agreed to serve if elected. All the seven nominees described below are currently members of the Board. The information set forth below includes, with respect to each nominee for election as director, his or her age, present principal occupation, specific expertise, qualifications and skills along with other business experience, directorships in other publicly held companies, membership on committees of the Board and period of service as a director of the Company. Also set forth below is a brief discussion of the specific experience, qualifications, attributes or skills that led to each nominee's nomination as a director, in light of the Company's business.

                Each director is elected annually by a majority of the votes cast. This means that the number of votes cast "FOR" a director nominee's election must exceed 50% of the number of votes cast with respect to the election of that nominee in order for the nominee to be elected. Abstentions and broker non-votes are not counted as votes cast. It is the intention of the persons named as proxies in the accompanying proxies submitted by stockholders to vote for each of the seven nominees described below unless authority to vote for the nominees or any individual nominee is withheld by a stockholder in such stockholder's proxy. If for any reason any nominee becomes unable or unwilling to serve at the time of the Annual Meeting, or for good cause will not serve as a director, the persons named as proxies will have discretionary authority to vote for the remaining nominees and for a substitute nominee(s) to fill the vacancy unless the Board reduces the number of directors to be elected at the Annual Meeting. It is not anticipated that any nominee will be unavailable or will decline to serve as a director.

The Board unanimously recommends that you vote FOR each of the seven nominees.

BOARD OF DIRECTORS – EXPERIENCE AND SKILLS

Ethan Allen Board Nominees	CEO or Senior Executive Level Experience	Risk Management	International Experience	Operating Experience	Retail and Ecommerce Experience	Finance Experience	Real Estate Experience	Marketing and Brand Building Expertise

M. Farooq Kathwari	✓	✓	✓	✓	✓	✓	✓	✓

James B. Carlson	✓	✓	✓			✓	✓

John J. Dooner, Jr.,	✓	✓	✓	✓		✓		✓

Domenick J. Esposito	✓	✓		✓		✓		✓

Mary Garrett	✓	✓	✓	✓	✓	✓		✓

James W. Schmotter	✓	✓	✓	✓		✓		✓

Tara I. Stacom	✓	✓		✓		✓	✓	✓

DIRECTOR NOMINEES FOR ELECTION

Farooq Kathwari HOME FURNISHINGS INDUSTRY LEADER

Mr. Kathwari is the chairman, president and chief executive officer of Ethan Allen Interiors Inc. He has been president since 1985 and chairman and chief executive officer since 1988. He holds BAs in English Literature and Political Science from Kashmir University and an MBA in International Marketing from New York University. He is also the recipient of three honorary doctorate degrees.

Director since 1985 Age: 76 Board Committees: • Chairman of the Board

Specific Qualifications, Attributes, Skills and Experience:

Mr. Kathwari serves in numerous capacities at several nonprofit organizations. He is an advisory member of the New York Stock Exchange; former chairman of the National Retail Federation; a member of the Board of Overseers of the International Rescue Committee; Chairman Emeritus of Refugees International; a member of the International Advisory Council of the United States Institute of Peace; and a member of the advisory board of the Center for Strategic and International Studies.

Among his recognitions, Mr. Kathwari is a recipient of the 2018 Ellis Island Medal of Honor, has been inducted into the American Furniture Hall of Fame and recipient of the National Retail Federation Gold Medal. He has been recognized as an Outstanding American by Choice by the U.S. government. He has received the Yale School of Management's Chief Executive Leadership Institute Lifetime of Leadership Award. He has also been recognized by Worth magazine as one of the 50 Best CEOs in the United States. He is the author of Trailblazer: from the Mountains of Kashmir to the Summit of Global Business and Beyond.

Mr. Kathwari has extensive knowledge of the history of both the Company and the furniture industry as well as extensive experience in growing and managing a business. Mr. Kathwari possesses insight into retailing, marketing, manufacturing, finance, and strategic planning. In addition, his work with both for-profit and not-for-profit organizations has given him perspectives from other industries, which have proven valuable throughout his service to the Company.

James B. Carlson LEGAL AND FINANCIAL INDUSTRIES LEADER

Mr. Carlson who has been practicing law since 1981, currently is a member of the law firm Mayer Brown, LLP, where he has been a partner since 1998. From 1997 through 2004, he was the Partner-in-Charge of the firm's New York Office, and also served as the firm's Global Practice Leader from 2004 through 2008.

Independent Director since 2013 Age: 65 Board Committees: • Compensation - Chair • Audit

Specific Qualifications, Attributes, Skills and Experience:

Mr. Carlson serves as an Adjunct Professor at the New York University School of Law, teaching Securities and Capital Markets Regulation since 1996. From 2009 through 2011, he also taught Derivatives and Changing Regulation at the New York University School of Law, and from 2010 through 2012, he taught Microfinance and Access to Finance for the Global Poor as an Adjunct Professor at the NYU Stern School of Business. Mr. Carlson brings extensive knowledge of corporate and financial strategies to the Board and is a highly regarded member of both the legal and business communities.

John J. Dooner, Jr. MARKETING AND STRATEGIC COMMUNICATIONS LEADER

Mr. Dooner founded The Dooner Group, a marketing communication consultancy in 2012, and serves as Chairman Emeritus of McCann Worldgroup ("McCann"), a company he formed in 1997, and of which he had been Chief Executive Officer from its founding until 2011.

Independent Director since 2011 Age: 72 Board Committees: • Nominations - Chair • Compensation

Specific Qualifications, Attributes, Skills and Experience:

Under Mr. Dooner's leadership, McCann grew to be one of the world's largest marketing communications organizations, with operations in over 125 countries with a client roster that includes preeminent global marketers and many of the world's most famous brands. Prior to assuming that position, Mr. Dooner was Chief Executive Officer of McCann Erickson Worldwide, a post he assumed in 1992. Mr. Dooner serves on several not for profit organizations including as Chairman of St. Thomas University based in Miami, Florida. He is Past Chairman Board of Trustees and Past Brand Platform Chairman of United Way Worldwide based in Washington, DC. In April 2019 Mr. Dooner was inducted into the American Advertising Federation Hall of Fame. In May 2019 he received an Honorary Doctorate from St. Thomas University. Mr. Dooner brings extensive advertising and branding expertise to the Company.

Domenick J. Esposito FINANCIAL SERVICES INDUSTRY LEADER

Mr. Esposito has been a CPA since 1974. Currently, he is the Chief Executive Officer of ESPOSITO CEO2CEO and a board member at three privately held companies. From 2002 to 2016, Mr. Esposito was a senior partner and member of the executive board at CohnReznick LLP. From 2001 through 2002, he was Vice Chairman of BDO, and from 1979 through 2001 he served as a member of Grant Thornton LLP, where he became partner in 1981, and the firm's Chief Executive Officer in 1999.

Independent Director since 2015 Age: 73 Board Committees: • Audit - Chair • Compensation

Specific Qualifications, Attributes, Skills and Experience:

Prior to 1979, Mr. Esposito served as a member of Price Waterhouse. He had been a member of the NASDAQ Listing and Qualifications Committee and served on the NASDAQ Listing and Qualifications Panel. He formerly served as the leader of the New York State Society of CPA's Committee for Large and Medium Sized Firms Practice Management and was also an Adjunct Professor at C.W. Post / Long Island University. Mr. Esposito's extensive public accounting background strengthens the oversight of our financial controls and reporting.

Mary Garrett TECHNOLOGY AND MARKETING LEADER

Ms. Garrett most recently was the CMO, Global Markets for IBM Corporation. She joined IBM as an electrical engineer and served in key positions including Vice President of Marketing Global Technology Services; and P&L owner for the $6B Small and Medium Business for Global Technology Services. She led teams across the software and services portfolios in 170 markets around the world.

Independent Director since 2016 Age: 61 Board Committees: • Audit

Specific Qualifications, Attributes, Skills and Experience:

Ms. Garrett serves as a board member and a member of the audit committee of Hillrom Corporation, (NYSE: HRC), a global medical technology company. She is a member of the Danbury and New Milford Hospital board and is a member of the strategic planning committee and the technology committee for the Nuvance Health Network. Ms. Garrett is the President of M. Power Coaching and Consulting, LLC focused on developing executive leaders and helping organizations align brand and culture, customer experience and employee engagement for positive impact on business vitality and growth. She is an active mentor in W.O.M.E.N. in America, a professional development group aimed at advancing promising professional women. Ms. Garrett has extensive experience in the technology industry, including digital transformation, big data and cognitive analytics, cybersecurity and cloud computing. She holds a patent for her work in speech recognition. Ms. Garrett's broad international background, including Europe and emerging markets in Asia and Africa, marketing expertise and business leadership experience, make her a valuable member of our Board.

Dr. James W. Schmotter HIGHER EDUCATION ADMINISTRATION LEADER

Dr. Schmotter is President Emeritus of Western Connecticut State University from which he retired in June 2015. He previously served as Dean of the Haworth College of Business at Western Michigan University, the Dean of the College of Business and Economics at Lehigh University in Pennsylvania, as well as Associate Dean and Director of International Studies at the Johnson Graduate School of Management at Cornell University.

Independent Director since 2010 Age: 73 Board Committees: • Lead Independent Director • Nominations • Audit

Specific Qualifications, Attributes, Skills and Experience:

Dr. Schmotter has served as a managing director of the Southwest Michigan Innovation Center, as chair of the board of directors of the United Way of Western Connecticut and Junior Achievement of Kalamazoo (Michigan), as a corporator of the Savings Bank of Danbury, as a director of Fairfield County's Community Foundation and as a director of the Greater Danbury Chamber of Commerce and the Latino Scholarship Fund (Connecticut). He is currently a consultant with CBT University Consulting, as well as president of the boards of directors of the Naples Council on World Affairs and the Dunes of Naples II Condominium Association (Florida). A recipient of the Walter F. Brady, Jr. Award for the Advancement of Higher Education in Connecticut, he has consulted for various multinational companies and universities on three continents and has, since 2011, chaired accreditation review teams for three New England universities. Dr. Schmotter's strong leadership, educational, and governmental background provides key insight and experience in strategic planning, international/global issues, and communicating with younger customers, which are assets in his service to the Company.

Tara I. Stacom REAL ESTATE AND FINANCIAL INDUSTRIES LEADER

Ms. Stacom is an Executive Vice Chairman of Cushman & Wakefield, a worldwide commercial real estate firm with 43,000 employees. During her 35-year career, Ms. Stacom has been responsible for executing in excess of 40 million square feet and some of the largest and most complex leasing, sales, and corporate finance real estate transactions.

Independent Director since 2015 Age: 62 Board Committees: • Nominations

Specific Qualifications, Attributes, Skills and Experience:

Ms. Stacom earned her Bachelor of Science degree in Finance at Lehigh University where she later served on the Board of Trustees. She is a director of the Realty Foundation of New York and a member of the Real Estate Board of New York having served on numerous committees including Ethics and the Commercial Brokerage Division. Ms. Stacom is a "Director's Circle Member" of Girls, Inc., a board member of Right to Dream and recipient of Crain's New York Business 100 Most Influential Women in New York City. She was awarded "Woman of the Year" of the New York Executives in Real Estate (WX), and Real Estate New York and Real Estate Forum's Women of Influence. She received Northwood University's Distinguished Women's Award in recognition of the enormous contribution she has made to communities, businesses, volunteer agencies, and public and private sector services worldwide. Ms. Stacom was honored with the Real Estate Board of New York's highest achievement, the 2011 Most Ingenious Deal of the Year (First Place Henry Hart Rice Award) for the leasing of One World Trade Center. Ms. Stacom brings extensive knowledge of commercial real estate and finance to the Board.

DIRECTOR COMPENSATION

                Only our non-employee directors receive compensation for service on the Board. Non-employee director compensation is determined by the Board, after considering the recommendation of the Compensation Committee. Mr. Kathwari, as an executive of the Company, is not compensated separately for his service on the Board. For fiscal 2020, the Board approved as compensation for our non-employee directors a combination of cash and option awards, as shown in the table below.

                Special Fee Reduction.    As part of the Company's action plan in response to the COVID-19 pandemic, the non-employee directors reduced their quarterly cash compensation (comprised of the annual cash retainer and, where applicable, committee chair cash retainer or lead director cash retainer) by 50% beginning on April 1, 2020 through June 30, 2020. In addition, as part of our action plan in response to the ongoing COVID-19 pandemic, for fiscal 2021, the non-employee director annual equity compensation was adjusted to reduce the fiscal 2021 stock option grants by 20%, as described below under Additional COVID-19 Response.

                Annual Cash Retainer.    For fiscal 2020, each independent director received $52,500 per annum, reflecting the Company's $60,000 per annum director fee less the 50% quarterly fee reduction as described above. This amount compared to the $54,000 cash retainer per annum paid to each director in fiscal 2019, which reflected the Company's $60,000 per annum director fee less a 10% annual fee reduction in consideration of the Company not attaining performance targets for fiscal 2018. Additional quarterly fees are paid to the chair of each of the committees as follows: Audit Committee $4,000; Compensation Committee $2,000; and Corporate Governance & Nominations Committee $2,000. The Lead Independent Director of the Board is paid an additional cash fee of $2,000 per quarter.

                Equity Compensation.    Non-employee directors are eligible to receive equity compensation in amounts determined by the Compensation Committee, which generally would be paid in the form of stock options. In fiscal 2020, each director was awarded a stock option award with the number of options equal in value to $100,000 based on the market price of the Company's stock as of the date of grant. These stock options vest in three equal annual installments commencing on the first anniversary of the date of grant so long as the director continues to serve on our Board. All options granted to directors have an exercise price equal to the fair market value of our common stock on the date of grant and remain exercisable for a period of up to 10 years, subject to continuous service on our Board.

                Meeting Fees.    If a committee holds more than four meetings (either in person or telephonically) on days when the full Board does not meet, committee members will be paid an additional $1,000 for each additional meeting beginning with the fifth such meeting. Employee directors do not receive additional compensation for serving on the Board. Directors serving on committees for part of a year receive a pro rata share of fees. There were no additional meeting fees paid to Directors during fiscal 2020.

                Additional COVID-19 Response.    For fiscal 2021, as part of the Company's action plan in response to the COVID-19 pandemic, the non-employee director annual equity compensation was adjusted to reduce the fiscal 2021 stock option grant by 20%.

Name	Fees Earned or Paid in Cash (1)	Option Awards (2)	Total

James B. Carlson (3)	$ 59,500	$ 18,803	$ 78,303

John J. Dooner, Jr. (4)	$ 59,500	$ 18,803	$ 78,303

Domenick J. Esposito (5)	$ 66,500	$ 18,803	$ 85,303

Mary Garrett (6)	$ 52,500	$ 18,803	$ 71,303

James W. Schmotter (7)	$ 59,500	$ 18,803	$ 78,303

Tara I. Stacom (8)	$ 52,500	$ 18,803	$ 71,303

  (1)
  The fess earned reflect that, as part of our COVID-19 pandemic action plan, the non-employee directors reduced their quarterly cash compensation (comprised of the annual cash retainer and, if applicable, committee chair cash retainer or lead director cash retainer) by 50% beginning on April 1, 2020 through June 30, 2020.
  (2)
  The amounts shown for option awards represent the aggregate grant date fair values, computed in accordance with Accounting Standards Codification Topic 718. For financial statement reporting purposes these fair values are charged to expense over the vesting period of three years. The actual values realized, if any, will not be known until the vesting date and could differ significantly from the amounts disclosed in the table. Refer to the notes to the consolidated financial statements contained in the Company's Annual Report on Form 10-K for valuation assumptions with respect to stock option grants.
  (3)
  Mr. Carlson was awarded 5,698 stock options on August 5, 2019 vesting in three equal annual installments commencing on the first anniversary of the date of grant. As of June 30, 2020, Mr. Carlson held 23,229 options outstanding, of which 13,606 were vested.
  (4)
  Mr. Dooner was awarded 5,698 stock options on August 5, 2019 vesting in three equal annual installments commencing on the first anniversary of the date of grant. As of June 30, 2020, Mr. Dooner held 32,160 options outstanding, of which 22,537 were vested.
  (5)
  Mr. Esposito was awarded 5,698 stock options on August 5, 2019 vesting in three equal annual installments commencing on the first anniversary of the date of grant. As of June 30, 2020, Mr. Esposito held 19,570 stock options outstanding, of which 9,947 were vested.
  (6)
  Ms. Garrett was awarded 5,698 stock options on August 5, 2019 vesting in three equal annual installments commencing on the first anniversary of the date of grant. As of June 30, 2020, Ms. Garrett held 16,089 stock options outstanding, of which 6,466 were vested.
  (7)
  Mr. Schmotter was awarded 5,698 stock options on August 5, 2019 vesting in three equal annual installments commencing on the first anniversary of the date of grant. As of June 30, 2020, Mr. Schmotter held 32,160 stock options outstanding, of which 22,537 were vested.
  (8)
  Ms. Stacom was awarded 5,698 stock options on August 5, 2019 vesting in three equal annual installments commencing on the first anniversary of the date of grant. As of June 30, 2020, Ms. Stacom held 16,089 stock options outstanding, of which 6,466 were vested.

SECURITY OWNERSHIP

                The following tables sets forth, as of September 16, 2020, the record date for the Annual Meeting, information known to Ethan Allen with respect to beneficial ownership of the Company's common stock for (i) each director and nominee, (ii) each holder of more than 5% of Company common stock, (iii) the Company's Principal Executive Officer, Principal Financial Officer and the three most highly compensated executive officers (other than the Principal Executive Officer and Principal Financial Officer) named in the table entitled "Summary Compensation Table" and (iv) all executive officers and directors as a group. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, except as otherwise noted. The address for each listed director and NEO is Ethan Allen Interiors Inc., 25 Lake Avenue Ext., Danbury, CT 06811.

Security Ownership of Directors and Executive Officers

                The following table sets forth, as of September 16, 2020, the record date for the Annual Meeting, the beneficial ownership of the Company's common stock reported to Ethan Allen by (i) each of the Company's director nominees, (ii) each NEO, and (iii) all director nominees and executive officers as a group.

Name		Amount and Nature of Beneficial Ownership (1)	Common Stock Percentage Ownership (1)

M. Farooq Kathwari	(2)	2,630,082	10.4%
James B. Carlson	(3)	36,092	*
John J. Dooner, Jr.	(4)	38,039	*
Domenick J. Esposito	(5)	18,029	*
Mary Garrett	(6)	11,068	*
James W. Schmotter	(7)	29,639	*
Tara I. Stacom	(8)	17,168	*
Corey Whitely	(9)	31,938	*
Daniel M. Grow	(10)	15,999	*
Eric D. Koster	(11)	6,667	*
Rodney A. Hutton		—	*
All Directors and Executive Officers as a Group (14 persons)		2,853,041	11.3%

  *
  Indicates beneficial ownership of less than 1% of shares of Company common stock
  (1)
  Information presented herein for each director and NEO reflects beneficial share ownership and includes shares that can be acquired upon the exercise of stock options or the vesting of restricted stock units and performance stock units within 60 days of September 16, 2020.
  (2)
  Includes 1,944,377 shares owned directly by M. Farooq Kathwari, 431,140 shares owned indirectly, 8,565 shares held in the Ethan Allen Retirement Savings Plan, 126,000 stock units issued in connection with Mr. Kathwari's 1997 employment agreement and for which payment has been deferred until termination of employment and currently exercisable options to purchase 120,000 shares of common stock.
  (3)
  Includes 18,084 shares owned directly by James B. Carlson and currently exercisable options to purchase 18,008 shares of common stock.
  (4)
  Includes 11,100 shares owned directly by John J. Dooner, Jr. and currently exercisable options to purchase 26,939 shares of common stock.
  (5)
  Includes 3,680 shares owned directly by Domenick J. Esposito and currently exercisable options to purchase 14,349 shares of common stock.
  (6)
  Includes 200 shares owned directly by Mary Garrett and currently exercisable options to purchase 10,868 shares of common stock.
  (7)
  Includes 2,700 shares owned directly by James W. Schmotter and currently exercisable options to purchase 26,939 shares of common stock.
  (8)
  Includes 6,300 shares owned directly by Tara I. Stacom and currently exercisable options to purchase 10,868 shares of common stock.
  (9)
  Includes 15,044 shares owned directly by Corey Whitely, 1,561 shares held in the Ethan Allen Retirement Savings Plan and currently exercisable options to purchase 15,333 shares of common stock.
  (10)
  Includes (a) 2,714 shares owned directly by Daniel Grow, 2,284 shares held in the Ethan Allen Retirement Savings Plan and currently exercisable options to purchase 11,001 shares of common stock.
  (11)
  Includes exercisable options to purchase 6,667 shares of common stock by Eric D. Koster.

Security Ownership of Principal Stockholders

                The following table provides information about persons that have reported that they beneficially own or have voting power and/or dispositive power over, more than 5% of the Company's common stock, as of September 16, 2020, the record date for the Annual Meeting.

Name of Beneficial Owner		Amount and Nature of Beneficial Ownership	Common Stock Percentage Ownership

BlackRock, Inc.	(1)	3,927,476	15.7%
The Vanguard Group	(2)	2,709,608	10.8%
Dimensional Fund Advisors LP	(3)	2,180,551	8.7%
LSV Asset Management	(4)	1,329,516	5.3%
Patricia Wadors	(5)	1,272,846	5.1%

  (1)
  BlackRock, Inc. ("BlackRock"), a parent holding company, had sole voting power over 3,862,306 shares of common stock and sole dispositive power over 3,927,476 shares of common stock according to BlackRock's Schedule 13G/A filed with the SEC on February 4, 2020. BlackRock's address is 55 East 52nd Street, New York, NY 10055.
  (2)
  The Vanguard Group ("Vanguard"), an investment advisor, had sole voting power over 24,304 shares of common stock, shared voting power over 5,703 shares of common stock, sole dispositive power over 2,683,378 shares of common stock and shared dispositive power over 26,230 shares of common stock according to Vanguard's Schedule 13G/A filed with the SEC on February 12, 2020. Vanguard's address is 100 Vanguard Blvd., Malvern, PA 19355.
  (3)
  Dimensional Fund Advisors LP, ("Dimensional Funds"), an investment advisor, had sole voting power over 2,081,461 shares of common stock and sole dispositive power over 2,180,551 shares of common stock according to Dimensional Funds' Schedule 13G/A filed with the SEC on February 12, 2020. Dimensional Funds' address is 6300 Bee Cave Road, Building One, Austin, TX, 78746.
  (4)
  LSV Asset Management, ("LSV"), an investment advisor, had sole voting power over 814,826 shares of common stock and sole dispositive power over 1,329,516 shares of common stock according to LSV's Schedule 13G/A filed with the SEC on February 11, 2020. LSV's address is 155 N. Wacker Drive, Suite 4600, Chicago, IL 60606.
  (5)
  Patricia and David Wadors, individual investors, had shared voting power over 1,272,846 shares of common stock and shared dispositive power over 1,272,846 shares of common stock according to the Schedule 13G filed with the SEC on May 6, 2020. The shares of common stock consist of (i) an aggregate of 651,391 shares through three IRAs held by Patricia Wadors; (ii) an aggregate of 286,392 shares through two IRAs held by David Wadors; (iii) 306,393 shares jointly owned by Patricia Wadors and David Wadors; (iv) an aggregate of 2,670 shares through two IRAs for the benefit of children of Patricia and David Wadors; (v) an aggregate of 24,500 shares held by two trusts for which Patricia and David Wadors act as trustees and whose primary beneficiaries are Patricia and David Wadors' child and David Wadors' sister, respectively; and (vi) 1,500 shares held by the child of Patricia and David Wadors. Patricia and David Wadors' address is 968 Manor Way, Los Altos, CA 94024.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

                The Company's general policies with respect to certain relationships and related party transactions are included in its Code of Conduct. The Company defines "related party" transaction as any transaction or series of related transactions in excess of $120,000 in which the Company is a party and in which a "related person" had, has or will have direct or indirect material interest. Related persons include (i) any person who is, or at any time since the beginning of our last fiscal year, was, a director or executive officer of us or a nominee to become a director, (ii) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities, (iii) any immediate family member of any of the foregoing persons and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

                Directors and officers are required to provide the Company information about potential related party transactions. Potential related party transactions are first reviewed and assessed by our General Counsel to consider the materiality of the transactions and then reported to the Audit Committee. The Audit Committee reviews and considers all relevant information available to it about each related party transaction and upon its approval presents the facts to the members of the Board not associated with the potential related party transaction. A related party transaction is approved or ratified only if such members of the Board determine that it is not inconsistent with the best interests of the Company and its stockholders. The Audit Committee then oversees any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K) and any other potential conflict of interest situations on an ongoing basis in accordance with Company policies and procedures.

                Related Party Transactions.    The Board believes that the following related person arrangement is reasonable and fair to the Company. Robin van Puyenbroeck, the son-in-law of Mr. Kathwari, the Company's Chairman, President and Chief Executive Officer, was employed by the Company as Vice President, Business Development during fiscal 2020 until his resignation, effective June 12, 2020. Mr. van Puyenbroeck reported to the Senior Vice President, Business Development. During fiscal year 2020, the Company paid approximately $225,000 in aggregate compensation to Mr. van Puyenbroeck. The compensation was consistent with compensation paid to other employees holding similar positions.

PROPOSAL 2: TO APPROVE, ON AN ADVISORY BASIS, NAMED EXECUTIVE OFFICER COMPENSATION

                Our executive compensation program is designed to facilitate long-term stockholder value creation. Our focus on pay-for-performance and on corporate governance promotes alignment with the interests of the Company's stockholders.

                The Company seeks stockholder approval, on a non-binding basis, of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement pursuant to Section 14A of the Exchange Act, commonly known as a "say-on-pay" vote. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the compensation policies and practices described in this Proxy Statement.

                At the Company's 2019 annual meeting of stockholders, our stockholders were asked to approve the Company's executive compensation program. A substantial majority (96%) of the votes cast on the "say-on-pay" proposal at the meeting were voted in favor of the proposal, which demonstrates stockholders' strong support of our executive compensation practices and pay for performance alignment. The Compensation Committee believes that these results reaffirm our stockholders' support of the Company's approach to executive compensation. The Compensation Committee strives to continue to ensure that the design of the Company's executive compensation program is focused on long-term stockholder value creation (with a meaningful and growing portion of the compensation paid to our Named Executive Officers being at risk, performance-based, tied to performance metrics that include good stewardship of the Company's resources, and not guaranteed) and emphasizes pay for performance and does not encourage the taking of short-term risks at the expense of long-term results. The Compensation Committee intends to continue to use the "say-on-pay" vote as a guidepost for stockholder sentiment and to consider stockholder feedback in making compensation decisions. See "Compensation Discussion and Analysis—Process for Determining Executive Compensation" for additional discussion about the Company's approach to executive compensation and the enhancements made in recent years to strengthen the link between pay and performance, further link compensation to our business and talent strategies and clearly detail the rationale for pay decisions.

                For the reasons outlined above, we believe that our executive compensation program is well designed, appropriately aligns executive pay with Company performance and incentivizes desirable behavior. Accordingly, we are asking our stockholders to endorse our executive compensation program by voting on the following resolution at the Annual Meeting:

    "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company's Named Executive Officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the Compensation Tables and the related narrative."

                This proposal allows our stockholders to express their opinions regarding the decisions of the Compensation Committee on the annual compensation program for the Named Executive Officers. In deciding how to vote on this proposal, the Board encourages you to read the Compensation Discussion and Analysis and Compensation Table sections. Because your vote is advisory, it will not be binding upon the Board. However, the Board values stockholders' opinions and the Compensation Committee will consider the outcome of the advisory vote when considering future executive compensation decisions. Further, this advisory vote will serve as an additional tool to guide the Board and the Compensation Committee in continuing to improve the alignment of the Company's executive compensation program with the interests of Ethan Allen and its stockholders and is consistent with our commitment to high standards of corporate governance and stockholder engagement.

The Board unanimously recommends that you vote FOR the approval, on an advisory basis, of the compensation of the Company's Named Executive Officers.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

                The purpose of this Compensation Discussion and Analysis is to provide material information about the Company's executive compensation objectives and policies for its NEOs and to put into perspective the tabular disclosures and related narratives. The non-binding advisory proposal regarding compensation of the NEOs submitted to stockholders at our 2019 Annual Meeting was approved by over 96% of the votes cast. We regularly engage in outreach efforts with our stockholders relating to a variety of topics and involve our Compensation Committee Chair or one or more independent directors in these conversations as appropriate. In 2018, our Compensation Committee Chair, along with our Executive Vice President, Administration, discussed our approach to executive compensation practices with a number of our largest and leading institutional investors, and based on those discussions and insights from other advisors and experts, we revised our approach, including the components and metrics, relating to our short-term and long-term incentive compensation for our NEOs. We use the information gathered through these outreach efforts to help inform our compensation decisions and look forward to continued dialogue on compensation matters and other issues relevant to our business.

Executive Summary—Fiscal Year 2020 Performance at a Glance

                Fiscal 2020 was an unprecedented year for the Company. During the fiscal year there was a strong focus on evolving our product offerings and strengthening our marketing programs. We have refreshed approximately 70% of our entire product line over the past three years and during fiscal 2020, we launched new products including Lucy, a mid-century modern inspired upholstery collection that launched very successfully, and Farmhouse, a country cottage inspired furniture collection that just recently launched to strong reviews. Our contract sales, including sales to the GSA, hospitality and other commercial businesses, also continued to grow and the GSA has become one of our ten largest customers. Our marketing programs during the year were strong and we further refined our digital presence. In the third quarter, with the effects of the COVID-19 pandemic accelerating, we pivoted our marketing messaging to our core values centered on our quality and design service, including offering the opportunity for our customers to shop safely by appointment in-store or online. We also implemented marketing geared to drive customers to our online channels and to interact with our designers virtually, and as a result, we have seen our internet business double during the past three months.

                The impact of the COVID-19 crisis, which accelerated during the second half of fiscal 2020 and caused the temporary closing of all of our North American design centers and most of our manufacturing in March 2020 and through most of our fourth quarter, had a significant negative impact on our fiscal 2020 financial results. Consolidated net sales were 21.0% lower in fiscal 2020 compared to the prior year. Our adjusted gross margin expanded 60 basis points to 55.7% due to improved retail price optimization and increased wholesale contract business partially offset by plant shutdowns due to the COVID-19 pandemic. Adjusted operating income, which excludes pre-tax charges from restructuring initiatives, asset impairments and other corporate actions in both periods presented, decreased 69.0% in fiscal 2020 compared with a year ago. Adjusted diluted EPS was $0.52 compared with $1.56 in the prior year primarily from net sales being negatively impacted as a result of the COVID-19 pandemic partially offset by expense management measures implemented.

                The Company initiated an enterprise-wide focus on liquidity and expense reduction as part of its COVID-19 action plan, which included expense reductions, salary reductions and the furloughing of about 70% of our global workforce. As of June 30, 2020, having recalled about 56% of our furloughed workers, we operated with 30% less workers and our balance sheet was strong with cash and cash equivalents of $72.3 million and inventory of $126.1 million. During fiscal 2020, we generated $52.7 million of cash from operating activities, including $14.0 million generated during our most challenging fiscal fourth quarter, which provided us the ability to pay $21.5 million in regular quarterly cash dividends and repurchase $24.3 million in shares during fiscal 2020. Furthermore, we elected to draw down $100.0 million on our credit facility during fiscal 2020 to increase our cash position as a precautionary measure and to preserve financial flexibility in consideration of the disruption and uncertainty surrounding the ongoing COVID-19 pandemic. We subsequently repaid $50.0 million in June using available cash on hand, which leaves $50.0 million of outstanding borrowings on our balance sheet as of June 30, 2020.

                While certain key financial performance metrics such as adjusted gross margin, operating expenses and cash on hand improved, the majority of our key performance metrics declined primarily due to the disruptions in the market caused by the ongoing COVID-19 pandemic. While recognizing the strong and decisive performance of our executives in leading the Company through this unprecedented period, in consideration of the continuing economic challenges facing the Company and consistent with our pay for performance philosophy, there were no adjustments made, including as a result of the COVID-19 pandemic and its disruptive impact on our business results, our retail peers and American retailers generally, to the fiscal 2020 performance targets resulting in no payouts under the annual incentive compensation plan. There were also no adjustments to or vesting of the fiscal 2018, 2019 or 2020 equity incentive grants for fiscal 2020, which performance awards vest over a three-year time frame.

COVID-19 Special Response

                As part of our action plan in response to the COVID-19 pandemic, each of our NEOs reduced their compensation in order to show leadership during these unprecedented times, with our Chief Executive Officer reducing his compensation by 100% and our other NEOs reducing their compensation by 30% to 40% for the period March 29, 2020 through June 30, 2020, without that reduced compensation being made up or recouped later. When our revenues and business began to rebound later in the fourth quarter of 2020, the compensation levels were restored on June 30, 2020.

Selected Financial Data and Key Metrics

STATEMENT OF OPERATIONS DATA

Fiscal Year Ended June 30,	2020	2019	2018

Net Sales	$ 589,837	$ 746,684	$ 766,784

Adjusted Gross Margin (1)	55.7%	55.1%	54.2%

Adjusted Operating Income (1)	$ 17,072	$ 55,051	$ 50,145

Adjusted Net Income (1)	$ 13,512	$ 41,632	$ 37,306

Adjusted diluted EPS (1)	$ 0.52	$ 1.56	$ 1.35

KEY METRICS

Adjusted Return on Equity (1)	3.9%	11.1%	9.5%

Cash flows from operating activities	$ 52,696	$ 55,247	$ 42,497

Cash and cash equivalents	$ 72,276	$ 20,824	$ 22,363

Current ratio	1.65	1.76	1.77

Long-term debt to equity ratio	15.2%	0.1%	0.3%

Cash Dividends Paid	$ 21,469	$ 46,990	$ 29,509

Dividend Yield	7.1%	3.6%	3.1%

  (1)
  See Appendix A for the reconciliation of U.S. GAAP to adjusted key financial measures.

Compensation Practices

What We Do

- ✓ Pay for long-term performance; a meaningful and growing portion of the compensation paid to our NEOs is performance-based and not guaranteed.
- ✓ Reward revenue growth, total shareholder returns, operational and financial efficiencies with performance metrics that include good stewardship of the Company's resources.
- ✓ Pay conservatively and consider the range of opportunities available to similarly situated executives from various relevant market reference sources.
- ✓ Encourage and reward performance that leads to strong financial results and creation of long-term value for our stockholders.
- ✓ Expect directors and executives to own a meaningful amount of company stock.
- ✓ Use a "double trigger" for change in control provisions in equity awards and change in control agreements.
- ✓ Apply a share retention policy for our directors and executives.
- ✓ Prohibit our directors and executive officers from hedging or pledging the Company's stock.
- ✓ Regularly assess the risk-reward balance of our compensation programs in order to mitigate undue risks in our programs.
- ✓ Provide the Compensation Committee sole authority to retain compensation consulting firms.
- ✓ Maintain claw back provisions in our incentive compensation programs.
- ✓ Stockholder engagement to ensure alignment with stockholder interests.

What We Don't Do

- ✗ No dividends or dividend equivalents on unearned performance stock units (PSUs) or stock options.
- ✗ No repricing, extensions or cash buyouts for stock options.
- ✗ Generally, no employment agreements (other than existing employment agreement with the CEO).
- ✗ No excise tax gross ups related to change in control.

Process for Determining Executive Compensation

                The Compensation Committee is responsible for determining the composition and value of the compensation for all of our NEOs. Our Chief Executive Officer ("CEO") and our Executive Vice President, Administration, who is responsible for the Company's Human Resources functions, provide input on program design and information on the Company's and the furniture industry's performance. The Compensation Committee also considers stockholder viewpoints on compensation.

                The Compensation Committee may not delegate its primary responsibility of overseeing executive officer compensation, but it may delegate to management the administrative aspects of our compensation programs that do not involve the setting of compensation levels for executive officers.

                All equity awards to executives, including stock options, PSUs, restricted stock and restricted stock units, are approved by the Compensation Committee.

                The Compensation Committee maintains sole authority to retain, terminate, approve fees and other terms of engagement of its compensation consultant and to obtain advice and assistance from internal or external legal, accounting or other advisors.

                The Compensation Committee Chair, together with the Executive Vice President, Administration, periodically engages in dialogue with a number of the Company's larger institutional investors regarding the Company's approach to executive compensation. The Compensation Committee also reviews executive compensation and incentive structures used by the peer companies. In fiscal 2020, the Compensation Committee decided to continue to use operating income, revenue growth, return on equity and total shareholder returns ("TSR") as performance metrics used in assessing executive compensation.

Executive Compensation Program Changes for Fiscal 2020—Highlights

                Based on its annual review and in response to the COVID-19 pandemic, the Compensation Committee approved the following for the fiscal 2020 executive compensation program:

  •
  Base salaries for each NEO to remain at the same level as the prior fiscal year.

  •
  Approved temporary reductions to base salaries for each NEO, ranging from 30% to 100%, which were effective from March 29, 2020 to June 30, 2020 as part of the Company's COVID-19 pandemic action plan.

  •
  Concluded that no annual incentive compensation or discretionary bonus was to be awarded to the NEOs during fiscal 2020, in light of the COVID-19 pandemic and its effect on the financial results of the Company.

Executive Compensation Program Changes for Fiscal 2021—Highlights

                The COVID-19 pandemic has had and continues to have a significant impact on the global economy, the industry and the Company. The following changes were made in recognition of both the uncertain economic conditions and the negative impact COVID-19 has had on each NEOs overall compensation, who the Compensation Committee believes executed strongly to preserve cash and liquidity and position the Company well upon global economic recovery.

  •
  The Compensation Committee restored the temporary salary reductions as of June 30, 2020 and maintained salaries for the NEOs at the same level for fiscal 2021 as in fiscal 2020. There was no recoupment of the temporary salary reductions.

  •
  In addition to the performance-based restricted stock units that performance vest after three years, the Compensation Committee awarded a service-based restricted stock grant that vests ratably over two years. The Compensation Committee believes having a greater portion of total compensation tied to long-term equity-based compensation better aligns the executive's compensation with meeting the long-term goals of the Company and its stockholders.

                In implementing these changes, the Compensation Committee sought to balance the drive to reduce expenses and preserve liquidity, with its desire to appropriately incentivize and retain the Company's leadership as they continue to manage the Company during an unprecedented period of economic challenge and uncertainty. The Compensation Committee recognizes that our CEO and NEOs had decisively and dramatically responded to the COVID-19 pandemic and crisis; they rapidly began downsizing and preserving cash, and so persevering through the crisis with a strong balance sheet; our business rebounded as the fourth quarter progressed even though our executives were under the pressure of managing the restart of business with a substantially lower overall headcount; and our Chief Executive Officer and NEOs had shown leadership through reducing their compensation substantially during the fourth quarter.

                As the Compensation Committee did not make any adjustments to the executive compensation performance targets or metrics as a result of the business disruption from the COVID-19 pandemic, which resulted in our Chief Executive Officer and NEOs not receiving any annual incentive or performance vesting of long-term incentive awards for fiscal 2020, and due to the uncertainties related to the on-going economic impact from the COVID-19 pandemic, the Compensation Committee will continue to assess the impact to the short-term and long-term components of the compensation program and may make further modifications to the program design or performance measures as appropriate.

Peer Group

                The Compensation Committee, in setting individual NEO pay levels and opportunities, utilizes a peer group of companies that in its judgment best represents the unique nature of the Company's vertical business model, which integrates manufacturing, merchandising and retailing.

                In developing the peer group, the population of U.S. based, publicly traded companies that were considered included:

  •
  furniture manufacturers and/or home furnishing retailers;

  •
  competitors and peers identified as the Company's direct U.S. furniture competitors;

  •
  highly integrated companies in non-furniture industries (e.g. apparel, etc.);

  •
  companies with iconic consumer brand recognition (beyond the furniture and home furnishing industries); and

  •
  companies that might be considered competitors for Company executives and equivalent talent.

                In addition to industry, branding and supply chain considerations, the Compensation Committee filtered companies by revenues, number of employees and market capitalization. Companies with higher revenues are included in the peer group since the Company competes for executives with such other companies that are in the home furnishings industry. The Compensation Committee made no changes to the peer group during fiscal 2020. The peer group used to evaluate fiscal 2020 NEO compensation is composed of the following 15 companies:

FY 2020 Peer Group

Bassett Furniture Industries	Kimball International	RH

Flexsteel Industries, Inc.	Kirkland's Inc.	Sleep Number Corporation

Haverty Furniture Companies Inc.	Knoll, Inc.	Steelcase Inc.

Herman Miller, Inc.	La-Z-Boy Incorporated	Tempur Sealy International, Inc.

HNI Corporation	Leggett & Platt, Incorporated	The Dixie Group Inc.

                Based on its annual review of the peer group, the Compensation Committee removed four peers, two of which filed for bankruptcy, and added five peers for fiscal 2021 to ensure the peer group represents a similar range of the characteristics of the business, consumer innovation, use of technology and comparability in size to the Company.

FY 2021 Peer Group

Acco Brands Corporation	Herman Miller, Inc.	Kirkland's, Inc.

Apogee Enterprises, Inc.	HNI Corporation	Knoll, Inc.

Bassett Furniture Industries, Inc.	Hooker Furniture Corporation	La-Z-Boy Incorporated

Cavco Industries, Inc.	Interface, Inc.	Sleep Number Corporation

Flexsteel Industries, Inc.	Kimball International, Inc.	Steelcase Inc.

Haverty Furniture Companies, Inc.

                We believe that it is appropriate to offer industry-competitive cash and equity compensation packages to all of our NEOs in order to attract and retain top executive talent. The peer group allows us to monitor the compensation practices of our primary competitors and similarly situated companies for executive talent. However, we do not target any specific pay percentile of the peer group for our executive officers. Instead, we use this information to provide a general overview of market practices and to ensure that we make informed decisions regarding our executive pay programs.

Fiscal 2020 Target Total Compensation Mix

                The total base compensation mix for the NEOs based upon target levels of achievement for the annual incentive program and the long-term performance stock unit incentive awards were established at the start of fiscal 2020 as follows:

Elements of Fiscal 2020 Executive Compensation

                Our compensation programs are structured to align the interests of our executive officers with the interests of our stockholders and include the following elements for fiscal 2020:

	Element	Key Characteristics	Link to Shareholder Value	How we Determine Amount	Key Decisions

Fixed	Base Salary	Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.	A means to attract and retain talented executives capable of driving superior performance.	Consider individual contributions to business outcomes, the scope and complexity of each role, future potential, market data, and internal pay equity.	There were no changes to base salaries during fiscal 2020 as the Compensation Committee believes each NEO's current base salary reflects market competitive rates.

	Annual Incentive Program	Variable compensation component payable in cash based on performance against annually established financial goals.	Incentive targets are tied to achievement of key annual financial measures. The financial metrics used to determine the payout of the fiscal 2020 awards were Adjusted Operating Income and Revenue growth.	Incentive award levels based on individual contributions to business outcomes, potential future contributions, historical incentive amounts, retention considerations and market data.	As the performance thresholds for the fiscal 2020 performance metrics were not attained, we did not pay any non-equity incentive compensation.

Performance-Based	Performance-Based Restricted Stock Unit Awards	PSUs cliff vest after a three-year performance period and payouts are based on Company performance against pre-established financial goals and other performance metrics.	PSUs recognize our executive officers for achieving superior long-term relative performance. Financial metrics for the fiscal 2020 award were based on Revenue growth and Return on Equity. An additional TSR performance metric was also included.	Grant award levels based on individual contributions to business outcomes, potential future contributions, historical grant amounts, retention considerations and market data. Actual award payout is based on performance against pre-established goals over a three-year performance period.	The Compensation Committee approved PSU grants to select NEOs during fiscal 2020 with three performance metrics that were based on Revenue growth, Return on Equity and a TSR performance metric. No performance stock units were earned for the fiscal 2020 performance period.

Base Salary

                We set base salaries for our NEOs based on individual contributions to business outcomes, the scope and complexity of each role, competencies, experience, leadership, performance, future potential, market data, and internal pay equity.

                In July 2019, the Compensation Committee completed the annual review of the salary levels for each of the NEOs. As part of the salary review process, the Compensation Committee reviewed and considered the performance of each NEO, relevant market data, the comparison of compensation among various levels of management, and the Company's overall performance. As a result of this review, the Compensation Committee determined no changes were needed to existing base salaries as they represent market competitive rates.

                Due to the COVID-19 pandemic, effective March 29, 2020, the Compensation Committee approved temporary reductions to each of the NEO's base salaries through June 30, 2020. Mr. Kathwari elected to fully forgo his salary and reduced it by 100%, Mr. Whitely reduced his salary by 40% and the other NEOs reduced their salaries by 30% for the period. These temporary base salary reductions are reflected in the base salary amounts shown in the Summary Compensation Table for fiscal 2020.

                The Compensation Committee also approved for the Board of Directors to forgo 50% of their director fees effective March 29, 2020 through June 30, 2020, which is reflected in the Director Compensation section.

Name	Fiscal 2019 Salary ($)	Fiscal 2020 Salary ($) (1)	% Chg

M. Farooq Kathwari	$1,150,000	$1,150,000	0%

Corey Whitely	$500,000	$500,000	0%

Daniel M. Grow	$350,000	$350,000	0%

Rodney A. Hutton (2)	$—	$375,000	n/a

Eric D. Koster (3)	$320,000	$320,000	0%

  (1)
  Due to the COVID-19 pandemic, effective March 29, 2020, the Compensation Committee approved temporary base salary reductions for each of the NEOs. These temporary base salary reductions remained in effect until the end of fiscal 2020 and are reflected in the base salary amounts shown in the Summary Compensation Table. As a result, the amounts shown here for Fiscal 2020 are higher than those shown in the Summary Compensation Table.

  (2)
  Mr. Hutton was not a NEO in fiscal 2019, thus salary information was not provided in the table above.

  (3)
  Mr. Koster's salary increased to $320,000, effective August 1, 2018, one month after the start of fiscal 2019. As a result, the annual salary amount of $320,000 reported in the table above is higher than the amount disclosed in the Summary Compensation table.

Annual Non-Equity Incentive Compensation

                NEOs are eligible to earn cash awards under our annual incentive compensation program, which is designed to motivate and reward executives for performance on key annual measures. The annual incentive compensation program is based exclusively on attainment of financial metrics, measured on the Company's overall consolidated financial performance, that align our annual incentives with our strategy of driving growth, with an emphasis on profitability.

                For fiscal 2020, the Compensation Committee evaluated two performance metrics in its annual incentive plan performance review for all NEOs, which aligns performance metrics used to assess non-equity incentive compensation payout eligibility with our fiscal 2020 growth strategy, focusing on consolidated net sales (weighted 60% of target incentive) and Adjusted Operating Income (weighted 40% of target incentive). Target, maximum and threshold awards, specified as a percentage of base salary, vary among various levels of management. The NEOs have the opportunity to earn awards between 50% of their target awards if we meet minimum threshold performance requirements and a maximum of 133% to 227% of their target incentive opportunity, based on performance.

                The Compensation Committee established targets of 4% Consolidated Net Sales growth and 9% Adjusted Operating Income growth for fiscal 2020 compared to fiscal 2019, and established threshold and maximum performance levels as follows (in millions):

Fiscal 2020 Annual Incentive Goals and Results

($ in millions) Performance Level	Consolidated Net Sales $	Percent of Target	Adjusted Operating Income $ (1)	Percent of Target

Maximum	$799.0	103%	$71.0	118%

Target	$776.6	100%	$60.0	100%

Threshold	$746.7	96%	$55.1	92%

Actual	$589.8	76%	$17.1	28%

Individual Metric Payout		0%		0%

Individual Metric Weight		60%		40%

Overall Payout (as percent of Target)				0%

  (1)
  See Appendix A for a non-GAAP reconciliation showing how adjusted operating income is calculated from our financial statements.

Fiscal 2020 Annual Incentive Target, Achievement and Actual Payout

Name (1)	Fiscal 2020 Target Incentive (% of base salary)	Overall Performance Level Achieved (% of target performance)	Actual Fiscal 2020 Incentive Payout (% of base salary)

M. Farooq Kathwari	65%	0%	0%

Corey Whitely	25%	0%	0%

Daniel M. Grow	26%	0%	0%

  (1)
  Mr. Hutton and Mr. Koster did not participate in the fiscal 2020 non-equity incentive compensation plan disclosed above.

Historical Annual Incentive Payout

Fiscal Year	Annual Incentive Payout (as Percent of Target)

2018	0%

2019	41%

2020	0%

Average Payout	14%

Discretionary Annual Bonus

                The Company maintains a discretionary bonus program for executives who are not included in our annual incentive compensation program. For purposes of the discretionary bonus, individual performance is assessed based upon the executive's performance relative to his or her responsibilities, goals and objectives for each executive, which may or may not include financial metrics. Each executive develops annual business objectives for their respective areas, which are approved by the CEO and are used for this assessment. Individual performance is additionally measured by how the executive's actions conform with and exemplify the Company's ten "Leadership Principles". For each executive, the executive's impact upon initiatives of their division, department function or organization is also considered, as well as their impact on the development of their associates. In light of the economic impact to the Company from the COVID-19 pandemic, the Compensation Committee did not award any discretionary bonuses during fiscal 2020.

Long-term Incentive Compensation

                To align our executive officers' pay outcomes with long-term performance and encourage long-term strategic thinking, our annual long-term incentive grants typically feature financial-based performance metrics. The long-term incentive award provisions of our Stock Incentive Plan provide for equity-based compensation including restricted stock, restricted stock units, stock options, or other forms of equity-based compensation.

                The Compensation Committee establishes for the NEOs, other than the CEO, the target, maximum and threshold awards as a percentage of base salary on the grant date, which percentages may vary among the various levels of management. The target, maximum and threshold awards are specified as a fixed number of shares for the CEO. Our CEO has limited discretion during the year to approve additional equity-based grants to employees other than the NEOs.

                For fiscal 2020, our NEO long-term incentive compensation program reflected the grant of performance-based stock unit awards containing three performance metrics that closely align with our growth strategy, focusing on consolidated net sales, return on equity and the three-year TSR relative to the performance of the other constituents of the S&P Retail Select Industry Index. The Compensation Committee selected consolidated net sales as a broad indicator of attaining strategic objectives, return on equity as a fundamental measure of the Company's effectiveness at turning the net profits and cash put into the business into greater gains and growth for the Company and investors, and TSR to add a relative measure of performance in comparison to market peers. The vesting period for performance-based equity compensation awards was kept at a three-year cliff vesting period, similar to the prior year. The weighting of the three performance metrics was established as follows:

Fiscal 2020 Long-term Incentive Performance Metrics

Payout Metric (Total Weight)	Fiscal 2020 Weight (50%)	Fiscal 2021 Weight (30%)	Fiscal 2022 Weight (20%)

Sales Growth (40%)	20%	12%	8%

Return on Equity (40%)	20%	12%	8%

Three-year Total Shareholder Return (20%)			20%

                The Compensation Committee awarded the fiscal 2020 performance-based stock unit grants to selected NEOs as follows:

Name	Threshold	Target	Maximum

M. Farooq Kathwari	32,500	65,000	81,250

Corey Whitely	4,920	9,840	12,300

Daniel M. Grow	2,342	4,684	5,855

Rodney A. Hutton (1)	—	—	—

Eric D. Koster (1)	—	—	—

  (1)
  Mr. Hutton and Mr. Koster did not participate in the fiscal 2020 long-term incentive compensation plan disclosed above.

Results of 2018-2020, 2019-2021 and 2020-2022 Long-term Incentive Awards Granted

Fiscal Year 2018-2020 Performance Period

Results	Target Goal	Results	Payout as % of Target

Operating Margin per Share

FY 2018	$2.52	$1.83	0%

FY 2019	$2.60	$2.00	0%

FY 2020	$2.68	$0.62	0%

                Following the end of the third performance year, there were no performance-based stock units earned or paid out to the NEOs for the fiscal 2018 award grant.

Fiscal Year 2019-2021 Performance Period

	Target Goals		Results		Payout as % of Target

	Sales	Return on Equity	Sales	Return on Equity	Sales	Return on Equity

	(in millions)		(in millions)		(in millions)

FY 2019	$797.5	10.3%	$746.7	11.1%	0%	125%

FY 2020	$829.4	11.1%	$589.8	3.9%	0%	0%

FY 2021			n/a

                There has been no payout with respect to the performance-based stock unit awards granted in fiscal 2019 as the third-year performance measurement period has not yet lapsed. The results for the relative TSR performance metric, which is measured over the entire three-year period, will be determined following the conclusion of the third year of the 2019-2021 performance cycle.

Fiscal Year 2020-2022 Performance Period

	Target Goals		Results		Payout as % of Target

	Sales	Return on Equity	Sales	Return on Equity	Sales	Return on Equity

	(in millions)		(in millions)		(in millions)

FY 2020	$776.6	11.7%	$589.8	3.9%	0%	0%

FY 2021			n/a

FY 2022			n/a

                There has been no payout with respect to the performance-based stock unit awards granted in fiscal 2020 as the second- and third-year performance measurement periods have not yet lapsed. The results for the relative TSR performance metric, which is measured over the entire three-year period, will be determined following the conclusion of the third year of the 2020-2022 performance cycle.

Restricted Stock Unit Awards for Fiscal 2020 (service-based)

                The NEOs and other executives are eligible to receive grants of service-based restricted stock unit awards. These restricted stock units vest according to time-based criteria only. Any restricted stock units not fully vested on the date the employee separates are subject to forfeiture. The Compensation Committee approved a grant of 1,000 restricted stock units during fiscal 2020 to Mr. Koster as he did not participate in the equity incentive compensation plan disclosed above. The restricted stock units vest 25% annually on the anniversary date of the grant and become fully vested after four years.

Stock Option Awards for Fiscal 2020

                The NEOs and other executives are eligible to receive grants of stock options. The options have an exercise price of the closing price of our stock on the date of grant, vesting according to both the performance based and time-based criteria, and a ten-year term. Any stock options not fully vested on the date the employee separates are subject to forfeiture. The Compensation Committee did not approve any grants of stock options to the NEOs in fiscal 2020.

Change of Control Severance Plan for Executives

                The change in control plan for NEOs, other than the CEO, was adopted to mitigate the concern that, in the event the Company is considering a change in control transaction, the employees involved in considering the transaction might otherwise be motivated to act in their own interests rather than the interests of the stockholders. Thus, the change in control provisions are designed so that employees are neither harmed nor given a windfall in the event of a change in control.

                The Company's plans generally provide that a change in control may occur upon (i) any liquidation or the sale of substantially all of the assets of the Company and Ethan Allen Global, Inc. taken as a whole, or (ii) any merger, or (iii) any person becoming a beneficial owner of more than 50% of the then outstanding voting stock of the Company or Ethan Allen Global, Inc.; or (iv) the Company's incumbent directors cease to constitute at least a majority of the Board of the Company, except in connection with the election or nomination of directors approved by a vote of at least a majority of the directors then comprising the incumbent board of directors of the Company.

                For any benefits to be earned, a change in control must occur and the executive's employment must be terminated within two years following the change in control, either by the Company without cause or the executive for good reason (often called a "double trigger"). The plan does not provide tax gross ups. Payments and benefits to the executive will be reduced to the extent necessary to result in the executive's retaining a larger after-tax amount, taking into account the income, excise and other taxes imposed on the payments and benefits. Benefits provided under the program include (i) a lump sum cash payment equal to one times the sum of the executive's base salary and the average of the prior three years' annual Incentive Bonus and (ii) a lump sum cash payment equal to the pro-rated portion of the executive's average of the prior three years' annual Incentive Bonus for the year of termination. The Change in Control Severance Plan includes non-solicitation, non-disparagement and confidentiality provisions and waivers of customary claims.

The Ethan Allen Retirement Savings Plan

                The Company maintains the Ethan Allen Retirement Savings Plan (the "Retirement Plan"). The Retirement Plan covers all employees, including the NEOs, who have completed at least three months of service. There is no enhanced benefit for executives. The 401(k) portion of the Retirement Plan allows participants to defer up to 100% of their compensation, subject to certain statutory limitations. In fiscal 2020, the Company made matching contributions with a maximum contribution of $1,300 per participant. Matching contributions were made dollar for dollar on the first $500 of a participant's before tax contribution and $0.50 on the next $1,600 of a participant's before tax contributions. Participant contributions and employer matching contributions are immediately and fully vested. The Retirement Plan also allows for a discretionary profit-sharing contribution made by the Company to be distributed to eligible participants. The Company made a $495,000 profit sharing contribution to the Retirement Plan during fiscal 2020.

Executive Perquisites and Other Personal Benefits

                We offer a very limited number of perquisites and other personal benefits to our NEOs. The Compensation Committee believes that these perquisites are reasonable and consistent with prevailing market practice and the Company's overall compensation program. Perquisites are not a material part of our compensation program. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our NEOs. In fiscal 2020, with the exception of Mr. Kathwari, the NEOs did not receive any perquisites. Mr. Kathwari received: (1) use of a Company car (including driver, gas, registration, title, insurance and maintenance); (2) reimbursement of life insurance premiums up to $50,000; and (3) contributions made by the Company pursuant to the Ethan Allen Retirement Savings Plan.

Employment Agreements

                The Company generally does not enter into employment agreements and has no employment agreements in place with the exception of the employment agreement with Mr. Kathwari, the Chief Executive Officer. The Compensation Committee in 2015 initiated, negotiated and, on October 1, 2015, effective July 1, 2015, entered into the 2015 Employment Agreement, of which its incentive compensation components were subsequently approved by stockholders at our 2015 Annual Meeting of Stockholders.

                Pursuant to the 2015 Employment Agreement, Mr. Kathwari is entitled to a base salary of $1,150,000 per annum, without increase or guaranteed adjustment. He is eligible for an annual non-equity incentive compensation based on annual performance targets set annually by the Company, the Compensation Committee and the Board. The annual incentive compensation payments provide for a target level of $750,000, a threshold level of $375,000 and a maximum level of $1,700,000. The agreement provides for an annual long-term incentive compensation award grant based on performance targets set annually by the Compensation Committee and the Board with a target level of 65,000 shares, a threshold level of 32,500 shares and a maximum of 81,250 shares. The agreement, among other provisions, provides for benefits that may be earned in the event of a change of control or in the event of termination of employment. The 2015 Employment Agreement commenced July 1, 2015 for an initial five-year term, with automatic renewal provisions on a year to year basis through June 30, 2022. The agreement is filed as Exhibit 10.10 of the Company's fiscal 2020 Annual Report on Form 10-K.

Deductibility Cap on Executive Compensation

                Section 162(m) of the Internal Revenue Code places a limit of $1 million per year on the amount of compensation paid to certain of our executive officers that the company may deduct from our federal income tax return for any single taxable year. Prior to the enactment of 2017 Tax Cuts and Jobs Act, signed into law on December 22, 2017 (the "Tax Act"), there was an exception to the $1 million limitation for performance-based compensation meeting certain requirements. The material terms of our incentive plans that were previously approved by stockholders allowed us to grant certain cash incentive compensation and long-term incentive awards that were designed to meet the definition of performance-based compensation which qualified for the exception to the $1 million deduction limit. The Tax Act repealed the performance-based compensation exception described in this paragraph. Following enactment of the Tax Act, we generally expect that compensation paid to our CEO will be in excess of $1 million, and thus not deductible, subject to a transition rule for compensation provided pursuant to a binding written contract in effect as of November 2, 2017 that is not materially modified after such date. To the extent applicable to our existing plans and previously granted awards, the Company may avail itself of this transition rule. However, because of uncertainties as to the application and interpretation of the transition rule, no assurances can be given at this time that our existing plans and previously granted awards, even if in place on November 2, 2017, will meet the requirements of the transition rule. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the company, the Committee does not limit its actions with respect to executive compensation to preserve deductibility under Section 162(m) if the Compensation Committee determines that doing so is in the best interests of the company.

Certain Conclusions as to Compensation

                The Compensation Committee believes that long-term stockholder value is enhanced by corporate and individual performance achievements. Through the plans and practices described above, a meaningful portion of the Company's executive compensation is based on competitive pay practices, as well as corporate and individual performance. The Compensation Committee believes equity compensation, in the form of stock options, performance-based stock units and restricted stock units is vital to the long-term success of the Company. The Compensation Committee remains committed to this policy, recognizing that the competitive market for talented executives and the cyclical nature of the Company's business may result in highly variable compensation for a particular time period.

COMPENSATION COMMITTEE REPORT

                The Compensation Committee oversees our compensation program for our NEOs on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee has reviewed and discussed with management this Compensation Discussion and Analysis and recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company's Annual Report.

JAMES B. CARLSON, CHAIR
JOHN J. DOONER, JR.
DOMENICK J. ESPOSITO

This Compensation Committee Report is not deemed "soliciting material"
and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

COMPENSATION TABLES

                The following table sets forth information concerning the compensation for services rendered to us during the years indicated by our Principal Executive Officer, Principal Financial Officer and the three next most highly compensated executive officers (the "Named Executive Officers" or "NEOs") serving during the year ended June 30, 2020.

Summary Compensation Table

                The following table summarizes the compensation earned by or awarded to each NEO for fiscal years 2020, 2019 and 2018.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)		Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)	All Other Compensation (6)	Total

M. Farooq Kathwari	2020	$862,500	$—	$826,670	(a)	$—	$—	$126,937	$1,816,107
Chairman of the Board,	2019	1,150,050	—	1,186,380	(b)	314,889	—	121,671	2,772,990
President and Principal	2018	1,150,050	—	1,652,300	(c)	—	—	126,649	2,928,999
Executive Officer

Corey Whitely	2020	$450,000	$—	$124,999	(d)	$—	$—	$2,302	$577,301
Executive Vice President,	2019	500,000	—	122,672	(e)	50,646	—	2,190	675,508
Administration, Principal	2018	500,000	—	—	(f)	—	—	2,161	502,161
Financial Officer

Daniel M. Grow	2020	$323,750	$—	$59,502	(g)	$—	$—	$2,302	$385,554
Senior Vice President	2019	350,000	—	89,306	(h)	36,871	—	2,190	478,367
Business Development	2018	350,000	—	—	(f)	—	—	2,161	352,161

Rodney A. Hutton (7)	2020	$249,375	$—	$—		$—	$—	$—	$249,375
Chief Marketing Officer

Eric D. Koster	2020	$296,000	$—	$9,150	(i)	$—	$—	$2,302	$307,452
Vice President, General	2019	317,692	25,000	—		—	—	2,190	344,882
Counsel & Secretary

  (1)
  Due to the COVID-19 pandemic, effective March 29, 2020, the Compensation Committee approved temporary base salary reductions for each of the NEOs, which remained in effect until the end of fiscal 2020 and are reflected in the base salary amounts shown in the Summary Compensation Table above. The temporary base salary reductions during fiscal 2020 were as follows: Mr. Kathwari 100%; Mr. Whitely 40%; Mr. Grow 30%; Mr. Hutton 30%; and Mr. Koster 30%.
  (2)
  Bonus amounts represent discretionary bonus awards under the discretionary bonus program for NEOs who did not participate in the non-equity incentive plan.
  (3)
  The amounts shown for stock awards represent the aggregate grant date fair values, computed in accordance with Accounting Standards Codification Topic 718. For financial statement reporting purposes these fair values are charged to expense over the vesting period. The actual values realized, if any, will not be known until the vesting date and could differ significantly from the amounts disclosed in the table. Refer to the notes to the consolidated financial statements contained in the Company's Annual Report on Form 10-K for valuation assumptions with respect to stock awards granted.
  a)
  Amount reflects the fair value of the fiscal 2020 annual performance stock unit grant. As these awards are subject to performance conditions, the amount reported in the table above is equal to the value at the grant date based upon the probable outcome of such conditions as of the grant date. No payout has been earned in respect to the grant and the final performance measurement date is June 30, 2022. Assuming the maximum performance level was probable on the grant date, the grant date fair value would have been $1,033,338.
  b)
  Amount reflects the fair value of the fiscal 2019 annual performance stock unit grant. No payout has been earned in respect to the grant and the final performance measurement date is June 30, 2021. Assuming the maximum performance level was probable on the grant date, the grant date fair value would have been $1,482,918.
  c)
  The final performance measurement date was June 30, 2020 and there was no payout earned in respect to this grant. Assuming the maximum performance level was probable on the grant date, the grant date fair value would have been $2,065,375.
  d)
  Amount reflects the fair value of the fiscal 2020 annual performance stock unit grant. As these awards are subject to performance conditions, the amount reported in the table above is equal to the value at the grant date based upon the probable outcome of such conditions as of the grant date. No payout has been earned in respect to the grant and the final performance measurement date is June 30, 2022. Assuming the maximum performance level was probable on the grant date, the grant date fair value would have been $156,248.
  e)
  Amount reflects the fair value of the fiscal 2019 annual performance stock unit grant. No payout has been earned in respect to the grant and the final performance measurement date is June 30, 2021. Assuming the maximum performance level was probable on the grant date, the grant date fair value would have been $153,346.
  f)
  Due to the shift in timing of our annual stock grants for the NEOs, other than the CEO, from the fourth quarter of each fiscal year to the first quarter, there were no stock awards granted to NEOs other than the CEO during fiscal 2018.
  g)
  Amount reflects the fair value of the fiscal 2020 annual performance stock unit grant. As these awards are subject to performance conditions, the amount reported in the table above is equal to the value at the grant date based upon the probable outcome of such conditions as of the grant date. No payout has been earned in respect to the grant and the final performance measurement date is June 30, 2022. Assuming the maximum performance level was probable on the grant date, the grant date fair value would have been $74,377.
  h)
  Amount reflects the fair value of the fiscal 2019 annual performance stock unit grant. No payout has been earned in respect to the grant and the final performance measurement date is June 30, 2021. Assuming the maximum performance level was probable on the grant date, the grant date fair value would have been $111,642.
  i)
  Amounts reflects the fair value of 1,000 non-performance based restricted stock units granted to Mr. Koster during fiscal 2020. These restricted stock units vest ratably over four years, whereby 25% of the total number of shares issuable under the grant vest each year on the anniversary of the grant date, commencing on March 11, 2021.

  (4)
  The Non-Equity Incentive Plan Compensation amount shows actual payouts paid under the annual incentive plan further described in the Annual Incentive Compensation section of the CD&A.
  (5)
  There was no change in the value of Mr. Kathwari's retirement contract during 2018, 2019 or 2020 and no above-market interest has been earned on any non-qualified deferred compensation.
  (6)
  Amounts shown represent contributions by the Company pursuant to the Ethan Allen Retirement Savings Plan for each NEO other than Mr. Kathwari. The amount for Mr. Kathwari during fiscal 2020 includes costs incurred by the Company for: (i) contributions by the Company pursuant to the Ethan Allen Retirement Savings Plan of $2,302; (ii) life insurance premiums of $46,739 and; (iii) use of Company car $77,896.
  (7)
  Mr. Hutton joined the Company as its Chief Marketing Officer on January 1, 2020. Prior to his hire, Mr. Hutton was working as the Company's third-party consultant Chief Marketing Officer and as such, was paid consulting fees from October 1, 2019 through December 31, 2019. This period provided the Company an opportunity to work closely with Mr. Hutton as well as enable him to learn more about the business operations. Total consulting fees received by Mr. Hutton during this period was $90,000 and is reported within the Salary column during fiscal 2020.

Grants of Plan-Based Awards

                The following table provides information on all plan-based awards granted during fiscal 2020 to each NEO. There can be no assurance that the grant date fair value, as listed in this table, of the equity awards will ever be realized. The grant date fair value of the equity awards is included in the "Stock Awards" column of the Summary Compensation Table.

		Estimated future payouts under non-equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards (2)			All Other Stock Awards	Grant Date Fair Value of

Name	Grant Date	Threshhold ($)	Target ($)	Maximum ($)	Threshhold (#)	Target (#)	Maximum (#)	Number of Stock Units (3)	Stock and Option Awards (4)

M. Farooq Kathwari	7/1/2019	$375,000	$750,000	$1,700,000	—	—	—	—	—

M. Farooq Kathwari	8/5/2019	—	—	—	32,500	65,000	81,250	—	$826,670

Corey Whitely	7/1/2019	$62,500	$125,000	$166,250	—	—	—	—	—

Corey Whitely	8/5/2019	—	—	—	4,920	9,840	12,300	—	$124,999

Daniel M. Grow	7/1/2019	$29,750	$59,500	$79,135	—	—	—	—	—

Daniel M. Grow	8/5/2019	—	—	—	2,342	4,684	5,855	—	$59,502

Rodney A. Hutton (5)	—	—	—	—	—	—	—	—	—

Eric D. Koster (5)	—	—	—	—	—	—	—	1,000	$9,150

(1)
Awards represent potential payments under the fiscal 2020 annual incentive program. Payments are based on specified target levels of Consolidated Net Sales and Adjusted Operating Income, as described in the CD&A. NEOs must be employed on the date the payments are made (typically in July or August of each year with respect to the preceding fiscal year) to be eligible.
(2)
Awards represent potential payments under performance-based stock units granted under the Company's Stock Incentive Plan during fiscal 2020. See the CD&A for a more detailed description of the performance measures associated with these awards. Mr. Hutton and Mr. Koster did not receive any equity incentive plan awards during fiscal 2020.
(3)
Mr. Koster was granted 1,000 time-based restricted stock units during fiscal 2020. These restricted stock units vest ratably over four years, whereby 25% of the total number of shares issuable under the grant vest each year on the anniversary of the grant date, commencing on March 11, 2021. Grant date fair value for these restricted stock units granted to Mr. Koster during fiscal 2020 were determined in accordance with Accounting Standards Codification Topic 718.
(4)
Grant date fair values for performance-based stock units granted during fiscal 2020 were determined in accordance with Accounting Standards Codification Topic 718. As these awards are subject to performance conditions, the amount reported in this column is equal to the value at the grant date based upon the probable outcome of such conditions as of the grant date. Refer to the notes to the consolidated financial statements contained in the Company's Annual Report on Form 10-K for valuation assumptions with respect to these awards granted.
(5)
Mr. Hutton and Mr. Koster did not participate in the non-equity incentive compensation plan or in the long-term incentive compensation plan for fiscal 2020.

Outstanding Equity Awards at Fiscal Year-End

                The following table sets forth information regarding the number of shares and the value of equity awards held by the NEOs at June 30, 2020.

		Option Awards					Stock Awards

Name	Notes	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentives Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

M. Farooq Kathwari	(1)	7/25/2018	—	—	—	—	—	—	32,500	$384,475

	(2)	8/5/2019	—	—	—	—	—	—	32,500	$384,475

	(3)	1997-2002	—	—	—	—	126,000	$1,490,580	—	—

		10/1/2011	120,000	—	$13.61	10/1/2021	—	—	—	—

Corey Whitely	(4)	7/25/2018	—	—	—	—	—	—	3,361	$39,755

	(5)	8/5/2019	—	—	—	—	—	—	4,920	$58,204

	(6)	1/31/2014	12,000	—	$25.24	1/31/2024	—	—	—	—

	(7)	6/15/2015	3,333	—	$26.19	6/15/2025	—	—

Daniel M. Grow	(4)	7/25/2018	—	—	—	—	—	—	2,447	$28,948

	(5)	8/5/2019	—	—	—	—	—	—	2,342	$27,706

		7/26/2011	1,500	—	$19.07	7/26/2021	—	—	—	—

		7/31/2012	1,000	—	$20.63	7/31/2022	—	—	—	—

		2/8/2013	1,500	—	$28.67	2/8/2023	—	—	—	—

	(6)	1/31/2014	5,000	—	$25.24	1/31/2024	—	—	—	—

	(7)	6/15/2015	2,001	—	$26.19	6/15/2025	—	—

Rodney A. Hutton		—	—	—	—	—	—	—	—	—

		—	—	—	—	—	—	—	—	—

Eric D. Koster	(8)	3/11/2020	—	—	—	—	1,000	$11,830	—	—

	(6)	1/31/2014	5,000	—	$25.24	1/31/2024	—	—	—	—

	(7)	6/15/2015	1,667	—	$26.19	6/15/2025	—	—	—	—

(1)
The vesting of performance stock units granted to Mr. Kathwari on July 25, 2018 depends upon attainment of performance metrics over a three-year measurement period. The number of Unearned Shares included in the table above is based on the actual performance results for the truncated performance period ended June 30, 2020 and assumes payout at the next highest performance level, which is the threshold level (50% of target), and the market or payout value was calculated at the closing market price at June 30, 2020 of $11.83.
(2)
The vesting of performance stock units granted to Mr. Kathwari on August 5, 2019 depends upon attainment of performance metrics over a three-year measurement period. The number of Unearned Shares included in the table above is based on the actual performance results for the truncated performance period ended June 30, 2020 and assumes payout at the next highest performance level, which is the threshold level (50% of target), and the market or payout value was calculated at the closing market price at June 30, 2020 of $11.83.
(3)
Mr. Kathwari was granted 126,000 shares of stock units between 1997 and 2002, for which payment has been deferred until termination of his employment for any reason.
(4)
The vesting of performance stock units granted to each respective NEO on July 25, 2018 depends upon attainment of performance metrics over a three-year measurement period. The number of Unearned Shares included in the table above is based on the actual performance results for the truncated performance period ended June 30, 2020 and assumes payout at the next highest performance level, which is the threshold level (50% of target), and the market or payout value was calculated at the closing market price at June 30, 2020 of $11.83.
(5)
The vesting of performance stock units granted to each respective NEO on August 5, 2019 depends upon attainment of performance metrics over a three-year measurement period. The number of Unearned Shares included in the table above is based on the actual performance results for the truncated performance period ended June 30, 2020 and assumes payout at the next highest performance level, which is the threshold level (50% of target), and the market or payout value was calculated at the closing market price at June 30, 2020 of $11.83.
(6)
The performance options granted on January 31, 2014 achieved the performance conditions and, as such, were 100% vested and exercisable as of June 30, 2020.
(7)
One-third of the performance options granted on June 15, 2015 attained the performance requirements and, as such, were fully vested and exercisable as of June 30, 2020.
(8)
Mr. Koster was granted 1,000 time-based restricted stock units on March 11, 2020. These restricted stock units vest ratably over four years, whereby 25% of the total number of shares issuable under the grant vest each year on the anniversary of the grant date, commencing on March 11, 2021.

Option Exercises and Stock Vested

                The following table sets forth information regarding the number and value of stock options exercised and stock awards vested for each NEO during fiscal 2020.

	Option Awards		Stock Awards

	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)

M. Farooq Kathwari	—	$—	—	$—

Corey Whitely	—	$—	—	$—

Daniel M. Grow	1,500	$11,250	—	$—

Rodney A. Hutton	—	$—	—	$—

Eric D. Koster	—	$—	—	$—

Nonqualified Deferred Compensation

                The Company maintains the following three nonqualified deferred compensation plans for Mr. Kathwari:

                Dividend Book account.    Holds dividends and accrued interest payable from a restricted stock book account established pursuant to his previous employment agreements. As of each dividend record date for the Common Stock occurring on or after the date of any grant made pursuant to his previous employment agreements, of shares of restricted stock, but prior to the date such shares became vested or forfeited, an account established by the Company for the benefit of Mr. Kathwari was credited with an amount equal to the dividends which would have otherwise been paid with respect to the shares. Amounts credited to the account are credited with interest at the rate of 5% per year until distribution. Mr. Kathwari is fully vested in all amounts credited to the account, which will be distributed to him in cash as soon as practicable after the termination of his employment.

                Retirement Contract account.    Entitles Mr. Kathwari to a maximum payment of $225,000 under an agreement dated September 26, 1983. Such payment has been deferred until the month in which his employment with the Company terminates and shall be paid in 120 monthly installments. In the event Mr. Kathwari shall die before receiving all retirement payments Mr. Kathwari's widow shall be entitled to reduced retirement payments equal to one-half of the retirement payment amount until the earlier to occur of (a) her death or (b) the cumulative payment of 120 monthly payments to Mr. Kathwari and/or his widow.

                Stock Unit account.    Holds 126,000 stock units issued in connection with Mr. Kathwari's 1997 employment agreement and for which payment has been deferred until termination of employment. Dividends are paid in cash to Mr. Kathwari on these stock units.

Name	Employee Contributions In FY 2020	Registrant Contributions In FY 2020 (1)	Aggregate Earnings In FY 2020 (1)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 6/30/2020 (FYE) (3)

M. Farooq Kathwari
Dividend Book account	$—	$—	$33,907	$—	$688,342
Retirement Contract	$—	$—	$—	$—	$225,000
Stock Units	$—	$—	$103,320	$(103,320)	$1,490,580

(1)
None of the registrant contributions and aggregate earnings during fiscal 2020 are included in the Summary Compensation Table.
(2)
The dividend book account earned dividends on unvested restricted stock and 5% interest. The Stock Unit account paid quarterly cash dividends on the stock units held in the account.
(3)
The "Aggregate Balance" with respect to the Retirement Contract is the total of payments due upon Mr. Kathwari's separation from service. The deferred account balances are distributed in full upon separation of employment, except for retirement contract payments, which would be paid over 120 months.

Potential Payments upon Termination or Change in Control

                As of the end of fiscal year 2020 we maintained a change in control provision with the CEO as set forth in the 2015 Employment Agreement. We also have change in control provisions with all our NEOs as set forth in the Change in Control Severance Plan and in restricted stock and stock option agreements.

                The Company's plans generally provide that a change in control may occur upon (i) any liquidation or the sale of substantially all of the assets of the Company and Ethan Allen Global, Inc. taken as a whole, or (ii) any merger, or (iii) any person becoming a beneficial owner of more than 50% of the then outstanding voting stock of the Company or Ethan Allen Global, Inc.; or (iv) the Company's incumbent directors cease to constitute at least a majority of the Board of the Company, except in connection with the election or nomination of directors approved by a vote of at least a majority of the directors then comprising the incumbent board of directors of the Company.

                For any benefits to be earned, a change in control must occur and the executive's employment must be terminated within two years following the change in control, either by the Company without cause or the executive for good reason (often called a "double trigger"). The plan does not provide tax gross ups. Payments and benefits to the executive will be reduced to the extent necessary to result in the executive's retaining a larger after-tax amount, taking into account the income, excise and other taxes imposed on the payments and benefits. The plans or agreements include non-solicitation, non-disparagement and confidentiality provisions and waivers of customary claims. Potential payments under the plans and agreements are reflected in the table that follows under Potential Payments upon Termination or Change in Control. The treatment of benefits under each plan or agreement on termination or change in control is detailed in the footnotes to the table.

                A termination of employment is a requirement for the acceleration of stock option grants and restricted stock awards upon a change in control. Under the Stock Incentive Plan, the Compensation Committee, may, in its discretion, notwithstanding the grant or award agreement, upon termination without cause, fully vest any and all restricted or performance restricted stock or stock unit awards or stock option grants. Mr. Kathwari's restricted stock awards are governed by his employment agreement and no assumption is made regarding Compensation Committee action fully vesting those awards. The amounts shown below assume the Compensation Committee fully vested any and all time-based restricted or performance restricted stock or stock unit awards and stock option grants under the Stock Incentive Plan. If Mr. Kathwari's employment is terminated for any reason, including death, disability or change in control, the value of nonqualified deferred compensation plan accounts would be become immediately payable in accordance with the term of those agreements. See "Nonqualified Deferred Compensation" table for more information on those plans.

                For purposes of better understanding the foregoing, certain terms are summarized below:

  •
  Generally, a "change in control" means (i) any liquidation or the sale of substantially all of the assets of the Company and Ethan Allen Global, Inc. taken as a whole, or (ii) any merger, or (iii) any person becoming a beneficial owner of more than 50% of the then-outstanding voting stock of the Company or Ethan Allen Global, Inc.; or (iv) the Company's incumbent directors cease to constitute at least a majority of the Board of the Company, except in connection with the election or nomination of directors approved by a vote of at least a majority of the directors then comprising the incumbent board of directors of the Company.

  •
  Generally with respect to Mr. Kathwari, "Good Reason" means and shall be deemed to exist if, without Mr. Kathwari's consent: (a) he is assigned any duties or responsibilities materially inconsistent with his titles or positions; (b) his duties, responsibilities or effective authority is reduced; (c) he is not appointed to, or is removed from, his offices or positions (including as a director and Chairman of the Board and of Ethan Allen Global, Inc.; (d) the Company breaches any material term or provision of the 2015 Employment Agreement or fails to have the agreement assumed by a successor; (e) his compensation is decreased; (f) his office location is changed more than 50 miles from its location in Danbury, Connecticut; (g) the Company attempts to terminate his employment for cause when cause does not exist; or (h) a change in control occurs (under certain conditions).

  •
  Generally, "cause" means (a) the conviction of a felony or (b) gross neglect or gross misconduct resulting, in either case, in material economic harm to the Company, a subsidiary and/or affiliate in carrying out his duties that remains uncured.

                The amount of compensation which would have been payable to the NEOs upon termination of employment, assuming a June 30, 2020 termination date, and for purposes of the last column, a change in control as of the same date, is listed in the following table.

	Termination With Cause	Voluntary Termination/ Retirement	Termination Without Cause	Death or Disability	Change in Control (12)

M. Farooq Kathwari
Salary (1)	$ —	$ —	$ 2,300,000	$ 1,150,000	$ 2,300,000
Bonus (2)	—	—	2,000,000	2,000,000	2,000,000
Life and disability payments (3)	—	—	100,000	50,000	50,000
Stock options (4)	—	—	—	—	—
Performance stock units (5)	—	499,818	499,818	499,818	1,537,900
Health and welfare payments (6)	—	37,501	37,501	—	37,501
Corey Whitely
Salary (7)	$ —	$ —	$ —	$ —	$ 500,000
Bonus (8)	—	—	—	—	16,882
Stock options (9)	—	—	—	—	—
Performance stock units (10)(11)	—	—	—	57,519	195,928
Daniel M. Grow
Salary (7)	$ —	$ —	$ —	$ —	$ 350,000
Bonus (8)	—	—	—	—	12,290
Stock options (9)	—	—	—	—	—
Performance stock units (10)(11)	—	—	—	37,907	113,308
Rodney A. Hutton
Salary (7)	$ —	$ —	$ —	$ —	$ 375,000
Bonus (8)	—	—	—	—	—
Stock options (9)	—	—	—	—	—
Performance stock units (10)(11)	—	—	—	—	—
Eric D. Koster
Salary (7)	$ —	$ —	$ —	$ —	$ 320,000
Bonus (8)	—	—	—	—	8,333
Stock options (9)	—	—	—	—	—
Performance stock units (10)(11)	—	—	—	—	—

(1)
Under the 2015 Employment Agreement, if Mr. Kathwari's employment is terminated other than for cause, voluntary termination or retirement, he is entitled to salary continuation for a period of 24 months from and after the date of termination, or in the event of death or disability, a period of 12 months. The amount disclosed is the total undiscounted amount of future salary payments.
(2)
Under the 2015 Employment Agreement, if Mr. Kathwari's employment is terminated other than for cause, voluntary termination or retirement, he would receive a prorated bonus entitlement from the beginning of the fiscal year through the termination date. If Mr. Kathwari's employment is terminated by the Company without cause or by Mr. Kathwari for good reason (as defined in the 2015 Employment Agreement), he would be entitled to a lump sum payment, within 75 days following termination of employment, equal to the lesser of (i) the sum of his two (2) largest annual bonuses or (ii) $2.0 million.
(3)
Under the 2015 Employment Agreement, if Mr. Kathwari's employment is terminated without cause, the Company would continue to pay life and disability insurance payments for 24 months from and after the date of termination, or in the event of disability, or change in control, for 12 months. The amount disclosed is the total undiscounted amount of future life and disability insurance payments.
(4)
At June 30, 2020, all of Mr. Kathwari's previously granted stock options were fully vested.
(5)
If Mr. Kathwari is terminated due to retirement, death, disability, or without cause, 162,500 shares would remain outstanding and be subject to vesting and earning in accordance with the 2015 Employment Agreement. If Mr. Kathwari's employment is terminated due to the event of a change in control, all performance stock unit grants outstanding on the date of termination shall fully vest at the target level. The closing market price at June 30, 2020 of $11.83 was used to value the shares.
(6)
If Mr. Kathwari's employment is terminated due to retirement, without cause, or change in control, he is entitled to health and welfare benefits for a period of 24 months following the termination of his employment. The Company's estimated cost for medical and dental insurance was used to value the benefit.
(7)
The Change in Control Severance Plan for officers of the Company other than Mr. Kathwari provides for a lump sum payment equivalent to 12 months' salary in the event of a change in control.
(8)
The Change in Control Severance Plan for officers of the Company other than Mr. Kathwari provides for a lump sum payment equivalent to the average bonus earned during the past three fiscal years in the event of a change in control.
(9)
Amounts calculated by multiplying the number of unvested outstanding stock options by the excess of the exercise price of the option over the closing market price of $11.83 as of June 30, 2020. This value reflects what would have been recognized upon immediate vesting upon termination without cause or for good reason, death or disability, or due to a change in control. For additional information on all outstanding stock option awards, including those that are fully vested and unexercised as of June 30, 2020, see the "Outstanding Equity Awards at Fiscal Year-End" table.
(10)
If the NEO's employment is terminated due to death or disability, all performance stock unit grants outstanding on the date of termination shall remain outstanding and be subject to vesting and earning in accordance with the applicable performance stock unit agreement. The closing market price at June 30, 2020 of $11.83 was used to value the shares.
(11)
If the NEO's employment is terminated due to change in control, all performance stock unit grants outstanding on the date of termination shall fully vest at the target level as of the date of termination. The closing market price at June 30, 2020 of $11.83 was used to value the shares.
(12)
Amounts reflect termination by Company without cause, or resignation by executive with good reason, in connection with a Change in Control.

Pay Ratio Disclosure

                Pursuant to the requirements of the Dodd-Frank Act, we are required to disclose the ratio of our Chief Executive Officer's compensation to that of our median employee.

                For fiscal 2020:

  •
  The annual total compensation of our Chief Executive Officer was $1,816,107; and

  •
  The estimated median of the annual total compensation of all employees of our Company, other than our Chief Executive Officer, was $31,628.

                Based on this information, for 2020 the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual compensation of all employees, excluding our Chief Executive Officer, was 57 to 1.

                The SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, to apply certain exclusions and to make reasonable estimates that reflect their employee population and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio that we have reported.

                To identify the median employee, we used the total compensation, which includes base pay, bonus, incentive, commission, overtime, 401(k) company match, profit sharing, equity, and other compensation, as applicable, for all of our U.S. employees, excluding our CEO, and all of our employees located in Canada, Mexico and Honduras who were employed by us on June 20, 2020 as our consistently applied compensation measure ("CACM"). We included full-time, part-time, seasonal and temporary employees and did not annualize the compensation for our permanent full-time and part-time employees who were not employed with us for the entire fiscal year. We applied the U.S. dollar exchange rate as of June 20, 2020 to the compensation elements paid in Canadian, Mexican, and Honduran currency. No cost of living adjustments were applied. Applying the CACM, we identified one employee as the median employee. After identifying the median employee, we calculated annual total compensation for the median employee using the same methodology we used for determining total compensation for our NEOs as shown in the preceding 2020 Summary Compensation Table.

Compensation Policies and Risk

                Our Compensation Committee regularly conducts risk assessments to determine the extent, if any, to which our compensation practices and programs may create incentives for excessive risk taking. Based on these assessments, we concluded that our policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

                As part of the risk assessments, the Compensation Committee reviewed the cash and equity incentive programs for senior executives and concluded that certain aspects of the programs reduce the likelihood of excessive risk taking. These aspects include the use of long-term equity awards to create incentives for senior executives to work for long-term growth of the Company, including claw-back provisions limiting the incentive to take excessive risk for short-term gains, imposing caps on cash bonuses, requiring compliance with our Code of Conduct and giving the Compensation Committee the power to reduce payouts under our compensation plans. More specifically, this conclusion was based on the following considerations:

Pay Mix	Compensation mix of base salary and short-term and long-term incentives provides compensation opportunities measured by a variety of time horizons to balance our near-term and long-term strategic goals.

Performance Metrics	A variety of distinct performance metrics are used in both the short-term and long-term incentive plans. This multiple-metric approach to performance metrics encourages focus on sustained and holistic overall Company performance.
Performance Goals	Goals are approved by our Compensation committee and independent directors and take into account our historical performance, current strategic initiatives and the expected macroeconomic environment. In addition, short-term and long-term incentive compensation programs are designed with payout ranges above and below target levels and within a range that support our pay for performance philosophy.

Equity Incentives	Equity incentive programs and stock ownership guidelines are designed to align management and stockholder interests by providing vehicles for executive officers to accumulate and maintain an ownership position in the Company.
Risk Mitigation Policies	We incorporate several risk mitigation policies into our officer compensation program, including:
	•	The Compensation Committee's ability to use "negative discretion" to determine appropriate payouts under formula-based plans.
	•	A claw back policy to recover incentive compensation that was based on inaccurate financial statements.
	•	Stock ownership guidelines for executive officers and directors.
•	Anti-hedging and anti-pledging policies—under our insider trading policy, directors and executive officers are restricted from engaging in short sales, equity derivative or hedging their Company stock, whether or not involving trading on inside information. In addition, the Company prohibits employees and directors from purchasing Company securities on margin or holding Company securities in a margin account. We believe these policies further align insiders' interests with those of our stockholders.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                The Audit Committee selects and hires our independent registered public accounting firm and has appointed KPMG LLP, ("KPMG"), as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2021. In executing its responsibilities, the Audit Committee reviews the qualifications, performance and independence of its registered public accounting firm annually. In conducting its review, the Audit Committee considered, among other things: information relating to audit effectiveness; the depth and expertise of the audit team, including their demonstrated understanding of the Company's businesses, significant accounting practices, and system of internal control over financial reporting; the quality and candor of KPMG's communications with the Audit Committee and management; the accessibility, responsiveness, technical competence, and professionalism of the lead audit partner and other members of the audit team assigned to our account; KPMG's tenure, institutional knowledge and deep expertise as our independent auditor; the impact to the Company of changing auditors; the appropriateness of KPMG's fees; and KPMG's ability to employ professional skepticism, objectivity, integrity, and trustworthiness. The Audit Committee also received from KPMG a formal written statement describing all relationships between the firm and the Company that might bear on the firm's independence, consistent with the applicable requirements of the PCAOB. The Audit Committee discussed with KPMG any relationships that may impact the firm's objectivity and independence and satisfied itself as to the firm's independence.

                KPMG has been retained as the Company's independent registered public accounting firm continuously since 1989. In accordance with SEC rules and KPMG policies, the firm's lead engagement partner rotates every five years. In assessing independence, the Audit Committee reviews the fees paid, including those related to non-audit services. The Audit Committee conducted a comprehensive process to evaluate the professional qualifications of KPMG and the primary engagement team that would serve the Company, the quality of the firm's audit process, and the Company's ability to achieve a long-term competitive fee structure. As a result of its evaluation of KPMG's qualifications, performance and independence, the Audit Committee and the Board believe that the continued retention of KPMG to serve as the Company's independent registered public accounting firm for the year ending June 30, 2021 is in the best interests of the Company and its stockholders. Representatives of KPMG will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions. We are asking you to ratify the Audit Committee's appointment of KPMG as our independent registered public accounting firm.

                Although ratification is not required by our By-Laws, the Board is submitting the appointment of KPMG to you for ratification as a matter of good corporate practice, upon the recommendation of the Audit Committee. If the Audit Committee's appointment is not ratified, it will reconsider the appointment, if appropriate. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and our stockholders.

                Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted for the ratification of the selection of KPMG as our independent registered public accounting firm for the year ending June 30, 2021. The affirmative vote of the holders of the majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to ratify the appointment of KPMG as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2021.

The Board unanimously recommends a vote FOR the ratification of the appointment of KPMG as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2021.

Audit Fees

                The following table represents a summary of professional fees paid to KPMG for services rendered for the following categories of service.

	2020	2019

Audit fees (1)	$1,172,792	$1,342,105

Audit-related fees (2)	43,028	—

Tax fees (3)	6,583	38,619

Total fees	$1,222,403	$1,380,724

(1)
Represents fees for professional services rendered for the integrated audit of the Company's consolidated financial statements and of its internal control over financial reporting, for review of the interim consolidated financial statements included in quarterly reports on Form 10-Q and for statutory audits.
(2)
Represents fees for assurance and related services other than those included in audit fees above. In fiscal year 2020, these services are for accounting consultations related to the new leasing standard.
(3)
Tax fees consist of fees incurred in connection with tax compliance, tax advice and tax planning services.

                The Audit Committee has determined that the provision of non-audit services by KPMG is compatible with maintaining their independence under SEC and PCAOB rules.

Audit and Non-Audit Engagement Pre-Approval Policy

                The Audit Committee has established a policy whereby all audit and non-audit engagements proposed to be performed by the independent registered public accounting firm must be approved in advance by the Chair of the Audit Committee or, in the Chair's discretion or in the case that any such engagement is more than $10,000, the entire Audit Committee. All of the services provided by KPMG were pre-approved by the Audit Committee in accordance with this policy.

AUDIT COMMITTEE REPORT

                The Audit Committee assists the Board in fulfilling its oversight responsibility relating to the Company's financial statements and the financial reporting process, the system of internal accounting and financial controls, the internal audit function, and the annual independent audit of the Company's financial statements. However, management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. The Company's independent registered public accounting firm, KPMG, has the primary responsibility to independently audit the Company's financial statements and its internal controls in accordance with the auditing standards of the Public Company Accounting Oversight Board. The duties of the Audit Committee include, but are not limited to:

  •
  appointing and reviewing the performance of the Company's independent registered public accounting firm;

  •
  assessing the scope and structure of the Company's internal audit function;

  •
  reviewing the scope of audits to be conducted, as well as the results thereof;

  •
  pre-approving audit and permitted non-audit- services provided to the Company by the independent registered public accounting firm; and

  •
  reviewing with management and the independent registered public accounting firm the Company's quarterly financial filings prior to the filing of its Quarterly Reports on Form 10-Q and the Company's Annual Report on Form 10-K.

                In accordance with SEC regulations, the Audit Committee has approved an Audit Committee Charter describing the responsibilities of the Audit Committee. The Board has concluded that each member of the Audit Committee is independent within the meaning of the listing standards of the NYSE and the SEC, including the additional independence requirements applicable to audit committee members. See "Corporate Governance". The Board has determined that all Audit Committee members, as required by SEC regulations and NYSE rules, are financially literate with accounting or related finance management expertise, as interpreted by the Board. The Board has determined that each of the three members of the Audit Committee qualifies as an "audit committee financial expert" as defined under Item 407(d)(5)(ii) of SEC Regulation S-K and independent as contemplated by Rule 10A-3 of the Exchange Act.

                In fulfilling its oversight responsibilities, the Audit Committee reviewed, with management and KPMG, the audited financial statements contained within the Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures contained in those financial statements. In addition, the Audit Committee reviewed with management and KPMG, the Company's independent registered public accounting firm, the results of management's assessment of the effectiveness of the Company's system of internal control over financial reporting as of June 30, 2020 and KPMG's audit of internal control over financial reporting as of June 30, 2020.

                The Audit Committee also reviewed such other matters as are required to be discussed under applicable auditing standards of the Public Company Accounting Oversight Board (United States) (the "PCAOB"). The Audit Committee has received and reviewed with KPMG the written disclosures and letter regarding their independence required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence. The Audit Committee also discussed with KPMG their independence from management and the Company, and considered whether the non-audit services provided by KPMG to the Company are compatible with maintaining KPMG's independence.

                The Company also has an internal audit department that reports to the Audit Committee. The Audit Committee reviews and approves the internal audit plan once a year and receives updates of internal audit results throughout the year. The Audit Committee discussed with the Company's internal auditors and KPMG the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and KPMG to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

                The Audit Committee discussed with the Company's internal auditors and KPMG the overall scope and plans for their respective audits. The Audit Committee met independently with the internal auditors and KPMG, with and without management present, to discuss the results of their examinations, their evaluations of the Company's system of internal control and the overall quality of the Company's financial reporting practices, which included, but were not limited to, the review of the quarterly Form 10-Q filings and annual Form 10-K filing.

                In reliance on the reviews and discussions referred to above, the Audit Committee approved the audited financial statements for the year ended June 30, 2020 be included in the Company's Annual Report on Form 10-K for the fiscal year then ended. The Audit Committee has selected KPMG LLP as our independent registered public accounting firm and has asked the stockholders to ratify the selection.

DOMENICK J. ESPOSITO, CHAIR JAMES B. CARLSON MARY GARRETT JAMES W. SCHMOTTER

                The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

Instructions for Virtual Meeting Participation

                In light of the public health and safety concerns related to the novel coronavirus ("COVID-19"), we determined that a virtual-only meeting is advisable for the health and safety of our officers, directors and stockholders. As such, our Annual Meeting will be conducted as a virtual-only meeting.

                To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/ETH020 and enter the 16-digit control number included on your Notice of Internet Availability of the Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. If you enter the meeting as a guest, you will not be able to vote your shares or submit questions during the Annual Meeting. You may log into the Annual Meeting platform beginning at 9:45 A.M. Eastern Time on November 12, 2020. The Annual Meeting will begin promptly at 10:00 A.M. Eastern Time on November 12, 2020.

                The virtual meeting platform is fully supported across browsers and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

                If you wish to submit a question, you may do so during the Annual Meeting at www.virtualshareholdermeeting.com/ETH2020. Questions pertinent to Annual Meeting matters will be recognized and answered during the Annual Meeting, subject to time constraints. Detailed guidelines for submitting written questions during the meeting will be available at www.virtualshareholdermeeting.com/ETH2020. Appropriate questions pertinent to Annual Meeting matters that cannot be answered during the meeting due to time constraints will be posted and answered online at https://ir.ethanallen.com and be available as soon as practicable after the Annual Meeting.

                If you encounter any technical difficulties accessing the virtual meeting platform during the check-in process or during the Annual Meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page.

Questions and Answers about our Annual Meeting and Voting
Q:
What is the purpose of Annual Meeting?

A:
We will hold the Annual Meeting to enable stockholders to vote on the following matters:

Proposal 1.	to elect seven director nominees identified in this Proxy Statement to serve until the 2021 Annual Meeting of Stockholders;
Proposal 2.	to approve, by a non-binding advisory vote, Named Executive Officer compensation as further described in the Proxy Statement relating to the Annual Meeting;
Proposal 3.	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2021 fiscal year;

and to transact such other business as may properly come before the Annual Meeting.

Stockholders will be asked to vote for nominees for all director seats on the Board as of the Annual Meeting. The term of office for directors elected at the Annual Meeting will continue until the 2021 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified or until their earlier removal, resignation or death. The nominees for election are: M. Farooq Kathwari, James B. Carlson, John J. Dooner, Jr., Domenick J. Esposito, Mary Garrett, James W. Schmotter and Tara I. Stacom.

Q:
How can I attend the Annual Meeting?

A:
The Annual Meeting will be conducted as a virtual-only meeting via the Internet. Stockholders may attend the virtual meeting and electronically submit questions during the meeting by visiting www.virtualshareholdermeeting.com/ETH2020. Stockholders will need the 16-digit control number included in Notice of Internet Availability of Proxy Materials, on the proxy card, or in the instructions that accompanied the proxy materials to enter the Annual Meeting. If you enter the meeting as a guest, you will not be able to vote your shares or submit questions during the Annual Meeting. You may log into the virtual meeting platform beginning at 9:45 A.M. Eastern Time on November 12, 2020. The Annual Meeting will begin promptly at 10:00 A.M. Eastern Time on November 12, 2020. If you encounter any technical difficulties accessing the virtual meeting platform during the check-in process or during the meeting, please call the technical support number that will be posted on the virtual shareholder meeting site.

Q:
What is a proxy?

A:
A proxy is a document by which you authorize someone else to vote for you at a stockholder meeting in the way that you want to vote. That document is called a "proxy" or, if your shares are held in "street name" (i.e., through a bank, broker or other nominee) and you give instructions to the record holder of your shares, is called a "voting instruction card." You also may choose to abstain from voting.

This Proxy Statement and the accompanying proxy or voting instruction card is furnished in connection with the solicitation by the Board, of proxies for use at the Annual Meeting to be held on Thursday, November 12, 2020 at 10:00 A.M. Eastern Time, or any adjournment thereof. The Notice Regarding the Availability of Proxy Materials, this Proxy Statement and our 2020 Annual Report are first being made available to stockholders on October 2, 2020.

Q:
How are proxies being solicited and who pays the related expenses?

A:
Proxies are being solicited principally by mail, by telephone and through the Internet. In addition to sending you these materials, some of our directors and officers, as well as management employees, may contact you by telephone, mail, email or in person. You may also be solicited by means of news releases issued by the Company, postings on our website, www.ethanallen.com and print advertisements. None of our officers or employees will receive any extra compensation for soliciting you. We have retained Georgeson LLC ("Georgeson") located at 1290 Avenue of the Americas, New York, New York 10104, a professional proxy solicitation firm, to provide customary solicitation services for a fee of approximately $8,000 plus out of pocket expenses. We will pay the expenses in connection with our solicitation of proxies.

Q:
Who is entitled to vote?

A:
Only record holders of shares of our Common Stock, par value $0.01 per share ("Common Stock"), at the close of business on the record date for the Annual Meeting are entitled to vote at the Annual Meeting. The Board has fixed the close of business on September 16, 2020 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had 25,053,082 shares of Common Stock outstanding. The holders of Common Stock as of the Record Date are entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock is entitled to one vote for each director nominee and one vote for each other matter to be voted on.

Only stockholders and certain other permitted attendees may attend the live webcast of our Annual Meeting. Stockholders may attend the virtual-only meeting and electronically submit questions during the meeting by visiting www.virtualshareholdermeeting.com/ETH2020. Stockholders will need the 16-digit control number included in Notice of Internet Availability of Proxy Materials, on the proxy card, or in the instructions that accompanied the proxy materials to enter the Annual Meeting. Stockholders may log into the virtual meeting platform beginning at 9:45 A.M. Eastern Time on November 12, 2020. The meeting will begin promptly at 10:00 A.M. Eastern Time on November 12, 2020.

Q:
How can I access the proxy materials on the Internet?

A:
In accordance with the rules of the SEC, we are using the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, most stockholders will not receive paper copies of our proxy materials. We instead sent stockholders a Notice Regarding the Availability of Proxy Materials (the "Notice") with instructions for accessing the proxy materials via the Internet and voting via the Internet or by telephone. The Notice was mailed on October 2, 2020. The Notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose.

The Notice provides you with instructions regarding how to:

•
view the proxy materials for the Annual Meeting on the Internet and execute a proxy; and

•
instruct us to send future proxy materials to you in printed form or electronically by e-mail.

Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Q:
How do I receive a copy of the Annual report?

A:
The 2020 Annual Report is being mailed with this Proxy Statement to those stockholders that received a copy of the proxy materials in the mail. For those stockholders that received the Notice, this Proxy Statement and our 2020 Annual Report are available at our website at https://ir.ethanallen.com. Additionally, and in accordance with SEC rules, you may access our proxy statement at www.proxyvote.com. Upon written request by any stockholder to the Office of the Corporate Secretary, Ethan Allen Interiors Inc., 25 Lake Avenue Ext., Danbury, Connecticut 06811-5286, we will furnish, without charge, a copy of the 2020 Annual Report, including the financial statements and the related footnotes. The Company's copying costs will be charged if exhibits to the 2020 Annual Report on Form 10-K are requested. You can also obtain copies of our Form 10-K and any other reports we file with the SEC through the SEC's website at www.sec.gov or on our website at https://ir.ethanallen.com.

Q:
How do I vote?

A:
You can vote your shares in any of the following ways:

•
By Internet—If you are a stockholder of record, you can submit a proxy over the Internet by logging on to www.proxyvote.com, entering your control number located on the proxy or voting instruction card and submitting a proxy by following the on-screen prompts. If you are a beneficial owner, and if the brokerage firm, bank or other similar nominee that holds your shares offers Internet voting, you will receive instructions from the brokerage firm, bank or other similar organization that you must follow in order to submit your proxy over the Internet.

•
By telephone—If you are a stockholder of record, you can submit a proxy by telephone by calling the toll-free number 1-800-690-6903, entering your control number located on the proxy or voting instruction card and following the prompts. If you are a beneficial owner and if the brokerage firm, bank or other similar organization that holds your shares offers telephone voting, you will receive instructions from the brokerage firm, bank or other similar organization that you must follow in order to submit a proxy by telephone.

•
By mail—If you are a stockholder of record, you can submit a proxy by completing, dating, signing and returning your proxy in the postage paid envelope provided. You should sign your name exactly as it appears on the proxy. If you are signing in a representative capacity (for example, as a guardian, executor, trustee, custodian, attorney or officer of a corporation), please indicate your name and title or capacity. If you are a beneficial owner, you have the right to direct your brokerage firm, bank or other similar organization on how to vote your shares, and the brokerage firm, bank or other similar organization is required to vote your shares in accordance with your instructions. To provide instructions to your brokerage firm, bank or other similar organization by mail, please complete, date, sign and return your voting instruction card in the postage paid envelope provided by your brokerage firm, bank or other similar organization.

•
Virtually—Over the Internet during the 2020 Annual Meeting at www.virtualshareholdermeeting.com/ETH2020 and using your 16-digit control number (included on the Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials).

Your vote is important. The Board urges you to submit a proxy for your shares as soon as possible by following the instructions provided on the enclosed proxy or voting instruction card you receive from your brokerage firm, bank or other similar organization. Internet and telephone submission of proxies is available 24 hours a day, and, if you use one of those methods, you do not need to return a proxy or voting instruction card. Unless you are planning to vote virtually at the Annual Meeting, your proxy must be received by 11:59 p.m., Eastern Time, on Wednesday, November 11, 2020. Even if you submit your proxy or voting instructions by one of the methods listed above, you still may vote virtually at the Annual Meeting if you are the record holder of your shares. If you are a beneficial owner, you must obtain a "legal proxy" from the record holder in order to vote your shares at the Annual Meeting. Your vote at the Annual Meeting will constitute a revocation of your earlier proxy or voting instructions.

Q:
What happens if I do not provide instructions on how to vote or if other matters are presented for determination at the Annual meeting?

A:
If you vote by proxy, your shares will be voted at the Annual Meeting in the manner you indicate. If your shares are held in your name (i.e., not in "street name" through a broker) and if you sign your proxy card, but do not specify how you want your shares to be voted, the persons named as proxy holders on the proxy card will vote as the Board recommends.

As of the date of this Proxy Statement, we do not know of any other matters that may be presented for action at the meeting. Should any other business properly come before the meeting, the proxy holders will vote as the Board recommends or, if no recommendation is given, in accordance with their best judgment.

Q:
How can I vote my shares of Common Stock that I own through the Ethan Allen 401(k) plan for employees?

A:
If you own your shares through the Ethan Allen 401(k) plan for employees, you can direct the trustee to vote the shares held in your account in accordance with your instructions by returning the voting instruction card for your account or by registering your instructions over the Internet or by telephone as directed on the voting instruction card for your account. If you wish to instruct the trustee on the voting of shares held in your account, you should submit those instructions no later than 7:00 A.M., Eastern Time, on Tuesday, November 10, 2020. The trustee will vote shares for which no voting instructions were received on or before that date as directed by the plan fiduciary.

Q:
Can I change my vote after I have voted?

A:
Prior to the Annual Meeting, a later vote by any means will cancel any earlier vote. For example, if you vote by telephone and later vote differently on the Internet, the Internet vote will count, and the telephone vote will be canceled. If you wish to change your vote by mail, you should contact our Corporate Secretary or proxy solicitor at the addresses set forth below and request a new proxy or voting instruction card. The last vote received before the Annual Meeting will be the one counted. You also may change your vote by voting virtually over the internet at the Annual Meeting.

Corporate Secretary Eric D. Koster 25 Lake Avenue Ext. Danbury, CT 06811-5286	Proxy Solicitor Georgeson LLC 1290 Avenue of the Americans, 9th Floor New York, NY 10104
Q:
What does it mean if I get more than one proxy or voting instruction card?

A:
If you get more than one proxy or voting instruction card, it means that your shares are registered in more than one way. Sign and return all proxy or voting instruction cards or vote each group of shares by mail, telephone or over the Internet to ensure that all your shares are voted.

Q:
Who are the proxyholders named by the Board for the Annual Meeting?

A:
Eric D. Koster and Corey Whitely were selected by the Board to serve as proxyholders for the Annual Meeting of stockholders voting on proxy or voting instruction cards. Each properly executed and returned proxy or voting instruction card will be voted by the proxyholders in accordance with the directions indicated thereon or, if no directions are indicated, in accordance with the recommendations of the Board. In voting by proxy with regard to the election of directors, stockholders may vote in favor of all nominees, vote in favor of one or more specific nominee(s), withhold their vote as to all nominees or withhold their vote as to one or more specific nominee(s). Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt of a later vote by telephone, Internet, receipt by the Corporate Secretary or inspectors of election of either an instrument revoking the proxy or a duly executed proxy card bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting virtually over the Internet at the Annual Meeting.

Q:
Will my shares be voted if I do not provide my proxy?

A:
If you hold your shares directly in your own name, your shares will not be voted if you do not vote them or provide a proxy.

If your shares are held in the name of a brokerage firm or other nominee, under rules of the NYSE, your broker may vote your shares on "routine" matters even if you do not provide a proxy. The only routine matter to be voted on at the Annual Meeting is the ratification of the appointment of our independent registered public accounting firm for fiscal 2021. If a brokerage firm votes your shares on a routine matter in accordance with these rules, your shares will count as present at the Annual Meeting for purposes of establishing a quorum and will count as "FOR" votes or "AGAINST" votes, as the case may be, depending on how the broker votes. Your broker does not have discretionary authority to vote on non-routine matters without instructions from you, in which case a "broker non-vote" will occur and your shares will not be voted on these matters.

Q:
How many shares must be present to hold the Annual Meeting?

A:
In order for the Annual Meeting to be duly convened, one-third of the outstanding shares of Common Stock as of the Record Date must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions, withheld votes and shares held of record by a brokerage firm, bank or similar organization, or its nominee, pursuant to a signed proxy or voting instruction card that are voted on any matter are included in determining the number of shares present. If a brokerage firm signs and returns a proxy on your behalf that does not contain voting instructions, your shares will count as present at the Annual Meeting for quorum purposes.

Q:
What vote is needed to elect directors?

A:
At the Annual Meeting, directors will be elected by a majority of the votes cast. This means that the number of votes cast "FOR" a director nominee's election must exceed 50% of the number of votes cast with respect to the election of that nominee in order for the nominee to be elected. Our By-Laws provide that the Board shall not nominate for election as director any nominee who has not agreed to offer, promptly following the annual meeting at which he or she is elected as director, an irrevocable resignation that will be effective upon (a) the failure to receive the required number of votes for reelection at the next annual meeting of stockholders at which he or she faces reelection, and (b) acceptance of such offer to resign by the Board. If a nominee fails to receive the required number of votes for reelection, the Board (excluding the director in question) shall, within ninety (90) days after certification of the election results, decide whether to accept such incumbent director's offer to resign through a process overseen by the Corporate Governance & Nominations Committee (and excluding the director in question from all Board and committee deliberations). The Board, in making its determination, may consider any factor it deems relevant.

If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. For your vote to be counted, you must submit your voting instructions to your broker or custodian. Abstentions and broker non-votes will not be counted as votes cast and therefore will have no effect in determining whether the required majority vote has been attained.

Q:
What vote is needed to approve the other Proposals?

A:
At the Annual Meeting, the affirmative vote of a majority of the shares present and entitled to vote thereon is required to approve Proposal 2: the approval, by non-binding advisory vote, of executive compensation of the Company's NEOs, and; Proposal 3: the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2021 fiscal year.

If you do not instruct your broker how to vote with respect to Proposals 2, your broker may not vote with respect to the proposal. For your vote to be counted, you must submit your voting instructions to your broker or custodian. Abstentions will be counted as present for the purposes of the vote on Proposal 2, and therefore will have the same effect as a vote against such proposals. Broker non-votes will not be counted as present and are not entitled to vote on Proposal 2. Abstentions and broker non-votes will be counted as present and entitled to vote for the purposes of the vote on Proposal 3, and therefore will have the same effect as a vote against the proposal.

Approval of the Proposal 2 regarding compensation of our NEOs are advisory and will not be binding on the Board or the Company. However, the Board will review the voting results of the proposal and take them into consideration when making future decisions regarding executive compensation.

Q:
How will the votes be tabulated?

A:
The inspectors of election appointed for the Annual Meeting will tabulate the votes cast at the Annual Meeting and will determine whether a quorum is present.

Q:
How do I revoke a proxy?

A:
If you hold your shares registered in your name, you may revoke your proxy by submitting a revised one at any time before the vote to which the proxy relates. You may also revoke it by submitting a ballot at the Annual Meeting.

If your shares are held in street name, there are special procedures that you must follow to revoke a proxy submitted via the Internet or by telephone or by marking, signing and returning a vote instruction card.

•
Revoking your vote and submitting a new vote before the deadline of 11:59 p.m., Eastern Time, on November 11, 2020. You may revoke your proxy at any time and by any method before the deadline.

•
Revoking your vote and submitting a new vote after the deadline of 11:59 p.m., Eastern Time, on November 11, 2020. You must contact your brokerage firm, bank or other similar organization and follow its requirements. We cannot assure you that you will be able to revoke your proxy and vote your shares by any of the methods described above.

•
Revoking your vote and submitting a new vote by ballot at the Annual Meeting.  You must contact your brokerage firm, bank or other similar organization and follow its requirements. We cannot assure you that you will be able to revoke your proxy or attend and vote at the Annual Meeting.

•
If you receive more than one proxy or voting instruction card on or about the same time, it generally means you hold shares registered in more than one account. In order to vote all of your shares, please sign and return each proxy or voting instruction card or, if you vote via the Internet or telephone, vote once for each proxy or voting instruction card you receive.

Q:
Where can I find the results of the Annual Meeting?

A:
We intend to announce preliminary voting results at the Annual Meeting and announce final results in a Current Report on Form 8-K that we will file with the SEC within four business days of the Annual Meeting.

Q:
What is householding?

A:
"Householding" is a program, approved by the SEC, which allows companies and intermediaries (e.g. banks and brokers or other nominees) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy material to any household at which two or more stockholders reside. We rely on this SEC program to permit us to deliver only one set of proxy materials to multiple stockholders who share an address unless we receive contrary instructions from any stockholder at that address. This program eliminates duplicate mailings, reduces printing and postage costs and uses fewer natural resources. Each stockholder retains a separate right to vote on all matters presented at the Annual Meeting. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you receive a single set of proxy materials as a result of househoulding and, at any time, you wish to receive a separate set of proxy materials, free of charge, or if you wish to opt out of householding for future mailings, please mail your request to Ethan Allen Interiors Inc., 25 Lake Avenue Ext., Danbury CT 06811-5286, attention: Corporate Secretary, or call us at (203) 743-8000.

Q:
How do I submit a proposal or nominate a director candidate for the 2021 annual meeting of stockholders?

A:
Stockholder Proposals

Stockholder proposals intended to be included in our proxy statement and voted on at our 2021 Annual Meeting of Stockholders must be received at our corporate headquarters at 25 Lake Avenue Ext., Danbury, CT 06811-5286, Attention: Corporate Secretary, on or before June 4, 2021. Applicable SEC rules and regulations govern the submission of stockholder proposals and our consideration of them for inclusion in the 2021 notice of Annual Meeting of Stockholders and the 2021 proxy statement.

Pursuant to our By-Laws and applicable SEC rules and regulations, in order for any business not included in the proxy statement for the 2021 Annual Meeting of Stockholders to be brought before the meeting by a stockholder entitled to vote at the meeting, the stockholder must give timely written notice of that business to our Corporate Secretary. To be timely, a stockholder's notice to the Corporate Secretary must be delivered to or mailed and received at the principal executive offices of the Company not earlier than July 15, 2021 (120 days prior to November 12, 2021, the one year anniversary of the Annual Meeting), nor later than August 14, 2021 (90 days prior to November 12, 2021); provided, however that in the event that less than one hundred (100) days' notice or prior Public Announcement of the date of the annual meeting is given or made to stockholders, the Notice must be received by the Company's Secretary by not later than the close of business on the tenth (10th) day following the day on which such notice of the date the annual meeting was mailed. The notice must contain the information required by our By-Laws. The foregoing By-law provisions do not affect a stockholder's ability to request inclusion of a proposal in our proxy statement within the procedures and deadlines set forth in Rule 14a-8 of the SEC's proxy rules and referred to in the paragraph above. A copy of our By-Laws is available upon request to: Ethan Allen Interiors Inc., 25 Lake Avenue Ext., Danbury, CT 06811-5286, Attention: Corporate Secretary. The officer presiding at the meeting may exclude matters that are not properly presented in accordance with these requirements.

Nomination of director candidates—Under our By-Laws, if a stockholder plans to directly nominate a person as a director at an annual meeting of stockholders, the stockholder is required to place the proposed director's name in nomination by written request received by our Corporate Secretary not earlier than July 15, 2021 (120 days prior to November 12, 2021, the one year anniversary of the Annual Meeting), nor later than August 14, 2021 (90 days prior to November 12, 2021); provided, however that in the event that less than one hundred (100) days' notice or prior Public Announcement of the date of the annual meeting is given or made to stockholders, the Notice must be received by the Company's Secretary by not later than the close of business on the tenth (10th) day following the day on which such notice of the date the annual meeting was mailed. The notice must comply with all applicable statutes and regulations, as well as certain other provisions contained in our By-Laws, which generally require the stockholder to provide certain information about the proposed director, the stockholder and the Ethan Allen Interiors Inc. securities held by the stockholder.

In addition, our By-Laws provide that under certain circumstances, a stockholder or group of stockholders may include director candidates that they have nominated in our proxy statement for an annual meeting of stockholders. These proxy access provisions of our By-Laws provide, among other things, that a stockholder or group of up to 20 stockholders seeking to include their director candidates in our proxy statement must own 3% or more of the Company's outstanding common stock continuously for at least the previous three years. The number of stockholder-nominated candidates appearing in any proxy statement cannot exceed 20% of the number of directors then serving on the Board, but may be at least two directors. If 20% is not a whole number, the maximum number of stockholder-nominated candidates would be the closest whole number below 20%. Based on the current Board size of seven directors, the maximum number of proxy access candidates that we would be required to include in our proxy statement is two. Nominees submitted under the proxy access procedures that are later withdrawn or are included in the proxy materials as Board-nominated candidates will be counted in determining whether the 20% maximum has been reached. If the number of stockholder nominated candidates exceeds 20%, each nominating stockholder or group of stockholders may select one nominee for inclusion in the proxy materials until the maximum number is reached. The order of selection would be determined by the amount (largest to smallest) of shares of Ethan Allen Interiors Inc. common stock held by each nominating stockholder or group of stockholders. Requests to include stockholder-nominated candidates in our proxy materials for next year's annual meeting of stockholders must be received by our Corporate Secretary not less than 120 days and not more than 150 days prior to the anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such Public Announcement of the date of the annual meeting was made, whichever first occurs. For our 2021 Annual Meeting, notice must be received by not earlier than June 15, 2021, and not later than July 15, 2021. The nominating stockholder or group of stockholders also must deliver the information required by our By-Laws, and each nominee must meet the qualifications required by our By-Laws.

BY ORDER OF THE BOARD OF DIRECTORS

Eric D. Koster
 Corporate Secretary
October 2, 2020

APPENDIX A—Reconciliation of GAAP and Non-GAAP Financial Measures

                To supplement the financial measures prepared in accordance with U.S. GAAP, the Company uses non-GAAP financial measures including adjusted gross profit and margin, adjusted operating income and margin, adjusted net income, adjusted diluted EPS and adjusted return on equity. The reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in tables below. These non-GAAP measures are derived from the consolidated financial statements, but are not presented in accordance with generally accepted accounting principles in the U.S., or U.S. GAAP. The Company believes these non-GAAP measures provide a meaningful comparison of its results to others in its industry and its prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all the items associated with the operations of the business as determined in accordance with U.S. GAAP. Other companies may calculate similarly titled non-GAAP financial measures differently than the Company does, limiting the usefulness of those measures for comparative purposes. Despite the limitations of these non-GAAP financial measures, the Company believes these adjusted financial measures and the information they provide are useful in viewing its performance using the same tools that management uses to assess progress in achieving its goals. Adjusted measures may also facilitate comparisons to historical performance.

                The following tables below show a reconciliation of non-GAAP financial measures used in this Proxy Statement to the most directly comparable GAAP financial measures (in millions, except per share data).

	Fiscal years ended June 30,
	2020	2019	2018
Adjusted Gross Profit / Gross Margin
GAAP Gross profit	$323.1	$409.5	$416.0
Adjustments (pre-tax) (1)	5.4	2.0	—

Adjusted Gross profit	$328.6	$411.5	$416.0
Adjusted Gross margin	55.7%	55.1%	54.2%
Adjusted Operating Income / Operating Margin
GAAP Operating income	$14.6	$33.9	$48.9
Adjustments (pre-tax) (1)	2.4	21.1	1.3

Adjusted Operating income	$17.1	$55.1	$50.1
Adjusted Operating margin	2.9%	7.4%	6.5%
Adjusted Return on Equity
GAAP Net income	$8.9	$25.7	$36.4
Adjustments, net of tax (1)	4.6	15.9	0.9

Adjusted Net income	$13.5	$41.6	$37.3
Adjusted Diluted EPS	$0.52	$1.56	$1.35
Total Shareholders' Equity beginning of fiscal year	$363.9	$383.9	$400.9
Total Shareholders' Equity end of fiscal year	$328.1	$363.9	$383.9
Average Shareholders' Equity	$346.0	$373.9	$392.4
Adjusted Return on equity	3.9%	11.1%	9.5%
(1) Adjustments to reported U.S. GAAP financial measures are as follows:
Inventory write-downs and additional reserves	$4.1	$—	$—
Manufacturing overhead costs and other	1.3	2.0	—

Adjustments to gross profit	$5.4	$2.0	$—
Inventory write-downs and additional reserves	$4.1	$—	$—
Optimization of manufacturing and logistics	2.1	8.3	—
Gain on sale of Passaic, New Jersey property	(11.5)	—	—
Employee retention credit	(1.2)	—	—
Severance and other professional fees	0.6	0.2	0.5
Retail acquisition costs, severance and and other charges	0.6	0.6	0.2
Impairment of long-lived assets and lease exit costs	7.7	12.1	—
Contingent legal claim	—	—	0.5

Adjustments to operating income	$2.4	$21.1	$1.3
Adjustments to income before income taxes	$2.8	$21.1	$1.3
Related income tax effects on non-recurring items (2)	(0.7)	(5.2)	(0.4)
Income tax expense from valuation allowance	2.5	—	—

Adjustments to net income	$4.6	$15.9	$0.9

(2)
Calculated using a tax rate of 24.5% in fiscal 2020 and 2019 and 30.5% in fiscal 2018.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on November 11, 2020 for shares held directly and by 7:00 a.m. Eastern Time on November 10, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ETHAN ALLEN INTERIORS INC. 25 LAKE AVENUE EXT. DANBURY, CT 06811-5286 ATTN: ERIC D. KOSTER During The Meeting - Go to www.virtualshareholdermeeting.com/ETH2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on November 11, 2020 for shares held directly and by 7:00 a.m. Eastern Time on November 10, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D23965-P44600 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ETHAN ALLEN INTERIORS INC. The Board of Directors recommends you vote FOR each of the following Director Nominees: 1. To elect seven directors to serve until the 2021 Annual Meeting of Stockholders; The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 2. To approve by a non-binding advisory vote, executive compensation of the Company’s Named Executive Officers; To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year; and ! ! ! ! ! ! 1a. M. Farooq Kathwari 3. 1b. James B. Carlson 1c. John J. Dooner, Jr. NOTE: To transact such other business as may properly come before the meeting. 1d. Domenick J. Esposito 1e. Mary Garrett 1f. James W. Schmotter 1g. Tara I. Stacom Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com. D23966-P44600 ETHAN ALLEN INTERIORS INC. Annual Meeting of Stockholders November 12, 2020, 10:00 A.M. This proxy is solicited by the Board of Directors The undersigned stockholder of Ethan Allen Interiors Inc., a Delaware corporation (the "Company") hereby appoints Eric D. Koster and Corey Whitely as proxies for the undersigned, and each of them, with full power of substitution in each of them to attend the Annual Meeting of Stockholders (the "2020 Annual Meeting") to be held virtually at www.virtualshareholdermeeting.com/ETH2020 on Thursday, November 12, 2020, at 10:00 A.M., Eastern Time, or any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the 2020 Annual Meeting and otherwise to represent the undersigned at the 2020 Annual Meeting with all powers possessed by the undersigned if personally present at the 2020 Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and revokes any proxy heretofore given with respect to the 2020 Annual Meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE ELECTION OF EACH NOMINEE LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE 2020 ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is corporation, please sign in full corporate name by a duly authorized officer. Continued and to be signed on reverse side.